UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

AVADEL PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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Avadel Pharmaceuticals plc
Block 10-1, Blanchardstown Corporate Park
Ballycoolin
Dublin 15, Ireland

NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on July 18, 2018 at 12:00 Noon (Irish Standard Time)
To Our Shareholders:
You are cordially invited to attend the annual general meeting of shareholders (the “Meeting”) of Avadel Pharmaceuticals plc (the “Company”) to be held Wednesday, July 18, 2018 at 12:00 Noon (Irish Standard Time) at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, for the following purposes:
1.
By separate resolutions, to elect the following three current Directors: The Honorable Craig R. Stapleton, Michael S. Anderson, and Peter Thornton to the Board, and to elect the following two new Directors: Geoffrey M. Glass and Linda S. Palczuk to the Board; each to serve a one-year term expiring at the conclusion of the next annual general meeting of shareholders;

2.
To ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2018 and to authorize, in a binding vote, the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration;

3.
To approve, on a non-binding advisory basis, the compensation of the named executive officers of the Company;

4.
To authorize the price range at which the Company can re-allot ordinary shares that it holds as treasury shares under Irish law; and

5.
To transact such other business as may properly be brought before the Meeting and any adjournments or postponements of the Meeting.

Proposals 1, 2, and 3 are ordinary resolutions, requiring a majority of the votes cast at the Meeting. Proposal 4 is a special resolution, requiring the vote of not less than 75% of the votes cast at the Meeting.
During the Meeting, following a review of the Company’s affairs, the Company’s management will also present for consideration the Company’s Irish Statutory Financial Statements for the period beginning January 1, 2017 through December 31, 2017, along with the related directors’ and independent auditor’s reports.
This notice of the Meeting and accompanying proxy materials will first be made available to you on or about June 4, 2018 as a holder of record of the Company’s ordinary shares as of 5:00 p.m. (Irish Standard Time) on May 15, 2018. The Bank of New York Mellon, as the depositary (the “Depositary”), or a broker, bank or other nominee, will make these proxy materials available to holders of American Depositary Shares, each of which represents one ordinary share, nominal value US$0.01 per share, of the Company (“ADSs”).
If you hold ADSs, you may instruct the Depositary, either directly or through your broker, bank or other nominee, how to vote the ordinary shares represented by your ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Meeting as the close of business (New York time) on May 15, 2018. If you wish to have your votes cast at the meeting, you must follow the instructions in the attached voting instruction card from the Depositary, if you are a registered holder of ADSs, or in accordance with any instructions from your broker, bank or other nominee. Please note that only holders of ordinary shares, rather than ADSs, are entitled to attend, speak, and vote directly at the Meeting.
If you hold ordinary shares as a shareholder of record (rather than a holder of ADSs) at 5:00 p.m. (Irish Standard Time) on May 15, 2018, the record date established by the Board of Directors, you will be eligible to vote at the Meeting. You may vote (i) in person at the Meeting, (ii) by granting your proxy to the Company’s proxy designees (i.e., the Honorable Craig R. Stapleton, our Chairman, and Michael S. Anderson, our Chief Executive Officer) and by submitting such proxy by means of  (A) the Internet, in the manner instructed on the applicable Notice of Internet Availability of Proxy Materials described below, (B) e-mail, in the manner instructed on the proxy card enclosed with paper copies of these proxy materials or (C) regular mail, using the return envelope enclosed with paper copies of these proxy materials; or (iii) by granting your voting proxy to any person other than the Company’s proxy designees. If you submit a proxy to the Company’s proxy designees and do not provide specific voting instructions, you will be deemed to instruct the Company’s proxy designees to vote your shares in accordance with the recommendations of the Board.
Enclosed with this Proxy Statement are (i) a proxy card (for use by holders of our ordinary shares) or a voting instruction card (for use by holders of our ADSs), as applicable, and (ii) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. In addition, enclosed is a copy of the Company’s Irish Statutory Financial Statements for the period beginning January 1, 2017 through December 31, 2017, along with the related directors’ and independent auditor’s reports. Additional copies of these materials may be obtained without charge by writing to the Corporate Secretary of Avadel Pharmaceuticals plc at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland or downloaded from our website at www.Avadel.com.
We intend to use the internet as the primary means of providing our proxy materials to shareholders and holders of our ADSs in connection with the Meeting. As a result, certain shareholders and holders of our ADSs may not receive paper copies of our proxy materials. We intend to send shareholders and holders of our ADSs a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and for voting via the internet. The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper or e-mail copy of our Proxy Statement, form of proxy card (for shareholders) and voting instruction card (for ADS holders), and our Annual Report on Form 10-K for fiscal year 2017; information on how to access the proxy card or voting instruction card, as applicable; and information on how to attend the Meeting and vote in person.
Your vote is very important.   The Company encourages you to read the Proxy Statement and the accompanying materials and to vote your shares or ADSs, as applicable, as promptly as possible.
Please note that, if you are the holder of ordinary shares, rather than ADSs, in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors. You may revoke your proxy at any time before the vote is taken by delivering to the Company’s Corporate Secretary a written revocation, submitting a proxy with a later date or by voting your shares in person at the Meeting, in which case your prior proxy will be disregarded. Please note that voting in advance in any of the ways described will not prevent a holder of ordinary shares from attending the Meeting. I hope that you will attend the Meeting, but even if you cannot, please vote your shares as promptly as possible.
By Order of the Board,
/s/ Phillandas T. Thompson

Phillandas T. Thompson
Senior Vice President, General Counsel & Corporate Secretary
Dublin, Ireland

May 15, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 18, 2018
We are mailing to holders of our ADSs and to holders of our ordinary shares a Notice of Internet Availability of Proxy Materials (which we refer to as a “Notice”), rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. This process is more environmentally friendly and reduces our costs to print and distribute these materials. All holders of ADSs and holders of ordinary shares who do not receive such a Notice, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by U.S. mail or other form of delivery if outside the United States.
Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card, or the enclosed voting instruction card (in the case of ADSs, as applicable) in the enclosed return envelope furnished for that purpose. By using the Internet, you help us reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting over the Internet.
As provided in the Notice, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 will be available online at www.Avadel.com and on the website address designated on the Notice. The Company’s Irish Statutory Financial Statements for the period beginning January 1, 2017 through December 31, 2017, along with the related directors’ and independent auditor’s reports, will be available online at www.Avadel.com and on the website address designated on the Notice prior to the date of the Meeting.
To obtain directions to the offices of Arthur Cox so that you can attend the Meeting in person, please visit the “Investors” section of our website at www.Avadel.com or contact Investor Relations in writing at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland.
IT IS IMPORTANT THAT YOU VOTE PROMPTLY, OR IF YOU VOTE BY MEANS OF A PROXY OR VOTING INSTRUCTION CARD, THAT SUCH PROXY OR VOTING INSTRUCTION CARD BE RETURNED PROMPTLY AND IN ANY EVENT AT LEAST 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING, IN THE CASE OF PROXY CARDS BY RECORD HOLDERS OF ORDINARY SHARES, AND AT LEAST FIVE (5) BUSINESS DAYS IN THE CASE OF VOTING INSTRUCTIONS BY HOLDERS OF ADSs.
IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD (IF YOU HOLD ORDINARY SHARES DIRECTLY) OR FOLLOWING THE INSTRUCTIONS IN THE ENCLOSED VOTING INSTRUCTION CARD TO VOTE BY MAIL (IF YOU HOLD ADSs), VOTE VIA THE INTERNET, AS APPLICABLE. YOUR PROXY CARD (AS APPLICABLE) MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD OR E-MAILED TO THE ADDRESS STATED ON THE CARD BY NO LATER THAN 12:00 NOON (IRISH STANDARD TIME) ON JULY 16, 2018. YOUR VOTING INSTRUCTIONS TO THE DEPOSITARY (AS APPLICABLE) MUST BE RECEIVED BY 12:00 NOON (NEW YORK TIME) ON JULY 11, 2018.
IF YOU WISH, YOU MAY REVOKE YOUR PROXY CARD AT ANY TIME PRIOR TO THE TIME IT IS VOTED. A REGISTERED HOLDER OF ADSs MAY REVOKE OR CHANGE A VOTING INSTRUCTION BY NOTIFYING THE DEPOSITARY IN WRITING OR SENDING A SUPERSEDING VOTING INSTRUCTION CARD TO BE RECEIVED BY 12:00 NOON (NEW YORK TIME) ON JULY 11, 2018; AN INDIRECT HOLDER OF ADSs MAY REVOKE OR CHANGE A VOTING INSTRUCTION BY CONTACTING ITS BROKER FOR INSTRUCTIONS.

Page Number
PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	6
CORPORATE GOVERNANCE	11
PROPOSAL 1. ELECTION OF DIRECTORS	18
DIRECTORS AND EXECUTIVE OFFICERS	19
DIRECTOR COMPENSATION	23
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC AUDITOR AND ACCOUNTING FIRM AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO SET THE AUDITOR AND ACCOUNTING FIRM REMUNERATION	24
AUDIT FEES	26
AUDIT COMMITTEE REPORT	27
OWNERSHIP OF THE COMPANY’S ORDINARY SHARES	29
EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	32
EQUITY COMPENSATION PLAN INFORMATION	45
PAY RATIO DISCLOSURE	57
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	58
PROPOSAL 3. APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY	59
PROPOSAL 4. AUTHORIZATION OF THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT ORDINARY SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW	60
CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS FOR SEC REPORTING PURPOSES	62
CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS	65
OTHER MATTERS	66
i

Avadel Pharmaceuticals plc
Block 10-1, Blanchardstown Corporate Park
Ballycoolin
Dublin 15, Ireland

PROXY STATEMENT
2018 Annual General Meeting of Shareholders

General
This Proxy Statement and the accompanying materials are being furnished to you by the Board of Directors (the “Board”) of Avadel Pharmaceuticals plc (“Avadel,” the “Company,” “we,” “us,” “our” or similar terms) to solicit your proxy to vote your shares or, as applicable, ADSs (as defined below) at our 2018 annual general meeting of shareholders (the “Meeting”), or at any adjournments or postponements thereof. The materials accompanying this Proxy Statement are (i) a proxy card (for use by holders of our ordinary shares) or a voting instruction card (for use by holders of American Depositary Shares, each of which represents one ordinary share, nominal value US$0.01 per share, of the Company (“ADSs”), as applicable, and (ii) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”). In addition, we intend to enclose together with this Proxy Statement, or under separate cover, a copy of the Company’s Irish Statutory Financial Statements for the period beginning January 1, 2017 through December 31, 2017, along with the related directors’ and independent auditor’s reports.
The Board has designated the offices of Arthur Cox, located at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, as the place of the Meeting. The Meeting will be called to order at 12:00 Noon (Irish Standard Time), Wednesday, July 18, 2018. To obtain directions to attend the Meeting in person, please visit the “Investors” section of our website at www.Avadel.com or contact Investor Relations in writing at Avadel Pharmaceuticals plc, Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland.
Voting and Board Recommendations
Shares.   As of May 11, 2018, there were 36,745,376 ordinary shares issued and outstanding, of which 36,490,345 were represented by ADSs. All registered holders of ordinary shares at 5:00 p.m. (Irish Standard Time) on May 15, 2018, the record date set by the Board, may vote at the Meeting. Each ordinary share owned as of the record date is entitled to one vote on each matter properly presented at the Meeting. A holder of ADSs registered in such holder’s name on the books of The Bank of New York, which acts as the depositary under our ADS program (the “Depositary”) (a “registered holder of ADSs”), may instruct the Depositary to vote the ordinary shares represented by such ADSs, provided that the Depositary receives the holder’s voting instructions by 12:00 Noon, New York time, on July 11, 2018, which is the date established by the Depositary for such purpose. A holder of ADSs held through a broker or other securities intermediary (a “beneficial holder of ADSs”) should follow the instructions that its broker or other securities intermediary provides to vote the ordinary shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. The Company has been informed by the Depositary that it has set the ADS record date for the Meeting as the close of business (New York time) on May 15, 2018.

Attendance.   Registered shareholders may attend the Meeting in person or by appointing a proxy. Holders of ADSs may not attend the Meeting in person or by proxy, unless they surrender their ADSs and become registered on the registry maintained on behalf of the Company before the record date set by the Board. The process for surrendering your ADSs is coordinated through your broker, or, if you do not hold your ADSs through a broker, directly with the Depositary. The Company cannot accurately predict the number of days it will take to complete the process of becoming a registered shareholder.
Voting.    Registered holders may vote (i) in person at the Meeting, (ii) by granting your proxy to the Company’s proxy designees (i.e., the Honorable Craig R. Stapleton, our Chairman, and Michael S. Anderson, our Chief Executive Officer) and by submitting such proxy by means of  (A) the Internet, in the manner instructed on the applicable Notice of Internet Availability of Proxy Materials described below, (B) e-mail, in the manner instructed on the proxy card enclosed with paper copies of these proxy materials or (C) regular mail, using the return envelope enclosed with paper copies of these proxy materials; or (iii) by granting your voting proxy to any person other than the Company’s proxy designees. If you submit a proxy to the Company’s proxy designees and do not provide specific voting instructions, you will be deemed to instruct the Company’s proxy designees to vote your shares in accordance with the recommendations of the Board. The Company intends to first mail or make available printed versions of this Proxy Statement and the accompanying materials to its shareholders and holders of its ADSs on or about June 4, 2018.
Holders of ADSs may only vote by instructing the Depositary how to vote the ordinary shares represented by their ADSs. Voting instructions may be given to the Depositary by following the instructions on the voting instructions form provided for ADS holders enclosed with paper copies of these proxy materials or on the applicable Notice of Internet Availability of Proxy Materials described below. The Depositary will endeavor to vote the underlying ordinary shares as so instructed (in the case of ADSs held through a broker or other securities intermediary, you must rely on the procedures of such intermediary to ensure that your voting instructions are properly communicated to the Depositary for this purpose). To vote in person at the Meeting or by e-mail, an ADS holder must surrender his or her ADSs and become registered on the registry maintained by or on behalf of the Company by 5:00 p.m. (Irish Standard Time) on May 15, 2018, the record date set by the Board. The Depositary has established 12:00 Noon (New York time) on July 11, 2018 as the date by which voting instructions as to ADSs must be received by the Depositary in order for the Depositary to endeavor to give effect to such instructions at the Meeting.
For those registered shareholders and holders of ADSs who received a Notice of Internet Availability of Proxy Materials in the mail, please follow the instructions set forth in the notice in order to access your proxy card (for registered shareholders) or voting instruction card (for holders of ADSs). The Notice of Internet Availability of Proxy Materials also provides the date, time and location of the Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper or e-mail copy of our Proxy Statement, form of proxy card or voting instruction card, our Annual Report on Form 10-K for fiscal year 2017, and our Irish Statutory Financial Statements for the period beginning January 1, 2017 through December 31, 2017, along with the related directors’ and independent auditor’s reports; information on how to access the proxy card or voting instruction card; information on how to vote by Internet, mail or e-mail; and information on how to attend the meeting and vote in person. Brokers and other nominees who hold ADSs on behalf of beneficial owners may send their own similar notice. All registered shareholders and holders of ADSs as of the applicable record date will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in such Notice, including an option to request paper copies of future proxy materials. We intend to mail this Proxy Statement, together with the accompanying form of proxy card, voting instruction card and Notice of Annual General Meeting of Shareholders, to those shareholders and ADS holders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.

Under the Company’s constitution, shareholders who are registered on the register maintained on behalf of the Company at 5:00 p.m. (Irish Standard Time) on May 15, 2018, the record date set by the Board, will be entitled to attend the Meeting and vote thereat. For holders of ADSs, the Depositary has established the close of business (New York time) on May 15, 2018 as the record date for determining the holders of ADSs who will be entitled to give voting instructions.
If you are a registered holder of ordinary shares and do not vote at the Meeting in person or by submitting your proxy card by mail, online or e-mail, or by granting your voting proxy directly to the Company’s proxy designees or to any other person, your ordinary shares will not be counted in respect of any matter on which votes are cast at the Meeting and will have no effect on the outcome of any such matter. If you are a registered holder of ordinary shares and you grant your proxy directly to the Company’s proxy designees but do not do not provide specific voting instructions, such ordinary shares will be voted in accordance with the recommendations of the Board. If you are a registered holder and appoint a proxy to vote your shares, whether you submit your proxy by mail, online or email, and you abstain from voting as to any matter, your ordinary shares will be treated as abstentions and will have no effect on the outcome of any such matter. For such purposes, your ordinary shares will be treated as abstentions with respect to any matter if  (A) you appoint the Company’s proxy designees as your proxy and you expressly abstain with respect to such matter or (B) you appoint a person other than the Company’s proxy designees to act as your proxy, you fail to give such person instructions as to such matter and such person uses his or her discretion as your proxy to abstain from voting as to such matter.
If you are a registered holder of ADSs and do not provide the Depositary with voting instructions as to how you would like the ordinary shares represented by your ADS to be voted, pursuant to the terms of the deposit agreement, the Depositary may deem such ADS holder to have instructed the Depositary to give, and in such case the Depositary shall give, a discretionary proxy to a person designated by the Company to vote such ordinary shares; thus, such ordinary shares will be voted in accordance with the recommendations of the Board.
If you are a beneficial holder of ADSs and do not provide voting instructions to your broker or other securities intermediary as to how you would like the ordinary shares represented by your ADSs to be voted, the broker or other securities intermediary will not have discretionary authority to provide voting instructions to the Depositary on any matter. As a result, pursuant to the terms of the deposit agreement, the Depositary may deem such ADS holder to have instructed the Depositary to give, and in such case the Depositary shall give, a discretionary proxy to a person designated by the Company to vote such ordinary shares; thus, such ordinary shares will be voted in accordance with the recommendations of the Board.
If you hold ADSs, whether as a registered holder or beneficially through a broker or other securities intermediary, and you provide instructions with respect to some but not all matters, the ordinary shares represented by your ADSs will not be voted with respect to the matters as to which you did not provide voting instructions, unless you are deemed to have given instructions under the deposit agreement terms described above.
However, if you do not give the Depositary any voting instructions, the Depositary will not cast any vote with respect to any matter as to which the Company informs the Depositary (and we have agreed with the Depositary to provide such information to the Depositary as promptly as practicable in writing) that (x) the Company does not wish such vote cast, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of our ordinary shares or ADSs. We may give a similar notification with respect to additional resolutions. Thus, any shares underlying ADSs for which a voting instruction card is not timely received may be voted as to all matters on the agenda in the manner recommended by the Board herein, except to the extent we may otherwise notify the Depositary in writing for the reasons described above.
Unless otherwise stated or the context otherwise requires, references herein to shares include the shares represented by ADSs and references to our shareholders include the holders of ADSs.
With respect to any other matters that may properly come before the Meeting, including consideration of a motion to adjourn the Meeting to another time or place (including for the purpose of soliciting additional proxies), if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein in their discretion to be in our best interests and the best interests of our shareholders. ADS voting instructions would extend only to the specific questions on the agenda, so shares represented by ADSs would not be voted as to any other matter that might properly come before the Meeting.
Quorum and Vote Required under Irish Law
In accordance with Irish Law and Avadel’s Constitution, the presence, in person or by proxy, of five or more persons holding or representing by proxy at least a majority of the voting power of the Company constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. Our Board has no authority to waive quorum requirements stipulated in the Avadel Constitution. Abstentions and broker non-votes will be counted as present for the purposes of establishing a quorum in respect of the proposals at the Meeting.
Your shares are counted as present at the Meeting if you attend the Meeting in person or if you properly return a proxy by mail, online or e-mail, or (in the case of ADS holders) you properly cause voting instructions to be delivered to the Depositary or you are deemed to have given instructions under the deposit agreement terms described above. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum in respect of the proposals at the Meeting.
Proposals 1, 2, and 3 are ordinary resolutions, requiring a majority of the votes cast at the meeting. Abstentions and broker non-votes will neither count for nor against such proposals. Proposal 3 is also an ordinary resolution, but it asks for a non-binding, advisory vote, and therefore there is no “required vote” that would constitute approval. Proposal 4 is a special resolution, requiring the vote of not less than 75% of the votes cast at the Meeting.
Shareholder Communications to Directors
Shareholders may communicate directly with the Company’s Directors by writing to The Honorable Craig Stapleton, who is Chairman of our Board, at the Company’s principal executive offices. Mr. Stapleton will monitor these communications and provide appropriate summaries of all received messages to the Board at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Stapleton may decide to obtain the immediate attention of the appropriate committee of the Board, a non-management Director or the Company’s management or independent advisors. After reviewing shareholder messages, Mr. Stapleton and/or the Board will determine whether any response is necessary.
Expenses of Solicitation
All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms and other securities intermediaries representing beneficial owners of ADSs for their reasonable expenses in forwarding proxy materials to, and in soliciting voting instructions from such beneficial owners. The Company’s Directors, officers and employees may also solicit votes in person or by telephone, letter, facsimile, electronic mail, or other means of communications. These Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.
Additional Information
Avadel files annual, quarterly and current reports, Proxy Statements and other information with the Securities and Exchange Commission (the “SEC”) (File No. 000-28508). You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Avadel’s SEC filings also are available to the public at the SEC’s web site at http://www.sec.gov. We incorporate by reference the following documents listed below that the Company previously filed with the SEC: (i) our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018, as amended by Form 10-K/A filed on April 30, 2018; (ii) our quarterly report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 4, 2018;

and (iii) our current reports on Form 8-K filed with the SEC on January 2, 2018, January 11, 2018, February 12, 2018, February 13, 2018, February 14, 2018, February 16, 2018, February 22, 2018, February 23, 2018, March 8, 2018, March 16, 2018, March 19, 2018, March 22, 2018, March 27, 2018, May 2, 2018, May 2, 2018, and any subsequent current report on Form 8-K deemed to be filed with the SEC.
You may request a copy of any of these filings, at no cost, by request directed to Avadel’s Corporate Secretary at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland, Attention Investor Relations.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Meeting (as defined below). These questions and answers only highlight some of the information contained in this Proxy Statement. They may not contain all of the information that is important to you. You should read carefully this entire Proxy Statement.
Why am I receiving these materials?
Avadel is providing these materials to registered holders of our ordinary shares and holders of ADSs, in order to solicit your proxy to vote your ordinary shares at the Meeting to be held at 12:00 Noon (Irish Standard Time), Wednesday, July 18, 2018 and at any postponement(s) or adjournment(s) thereof. The Meeting will be held at the offices of Arthur Cox, located Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. We intend to mail printed versions of these materials to registered shareholders and holders of ADSs on or about June 4, 2018.
What is included in these materials?
These materials include this Proxy Statement, a proxy card (for the registered holders of ordinary shares, as explained hereafter), a voting instruction form (for the holders of ADSs, as explained hereafter), and our Annual Report on Form 10-K filed by the Company with the SEC on March 16, 2018. In addition, we will provide our shareholders and holders of our ADSs with a copy (together at the time the other proxy materials are furnished or shortly thereafter under separate cover) of the Company’s Irish Statutory Financial Statements for the period beginning January 1, 2017 through December 31, 2017, along with the related directors’ and independent auditor’s reports.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no other proxy materials?
Avadel is distributing its proxy materials via the Internet under the “Notice and Access” method allowed by the rules of the U.S. Securities and Exchange Commission (the “SEC”). This method expedites your receipt of proxy materials, conserves natural resources and reduces Avadel’s distribution costs. On or about June 4, 2018 Avadel intends to mail, to holders of its ADSs and direct holders of its ordinary shares, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access and review the proxy materials and how to vote online. If you prefer to receive printed copies of the proxy materials in the mail, please follow the instructions in the Notice of Internet Availability to request those materials.
What items will be voted on at the Meeting?
The Company is aware of four items on which shareholders will be asked to vote at the Meeting. Please see the Notice of 2018 Annual General Meeting immediately below for a listing of all such items to be voted on at the Meeting.
Could other matters be decided at the Meeting?
At this time, we are unaware of any matters, other than as set forth above and the possible submission of additional shareholder resolutions, as described under “Other Matters” elsewhere in this Proxy Statement that may properly come before the Meeting.
To address the possibility of another matter being proposed and properly presented at the Meeting, ordinary shares of registered holders who grant their proxy to the Company’s proxy designees will be voted “AGAINST” such matters, and ordinary shares of registered holders who grant their proxy to any other person will be voted in the discretion of such person as to such matters.
Ordinary shares represented by ADSs will not be voted on any matter not disclosed in the Proxy Statement.
Who may vote at the Meeting?
As of May 1, 2018, there were 36,745,376 ordinary shares issued and outstanding, of which 36,490,345 were represented by ADSs. Registered holders of ordinary shares at 5:00 p.m. (Irish Standard Time) on

May 15, 2018, the record date set by the Board, may vote at the Meeting. A holder of ADSs registered in such holder’s name on the books of The Bank of New York Mellon, which acts as the depositary under our ADS program (the “Depositary”) (a “registered holder of ADSs”) may instruct the Depositary to vote the ordinary shares represented by such ADSs, provided that the Depositary receives the holder’s voting instructions by 12:00 Noon, New York Time, on July 11, 2018, which is the date established by the Depositary for such purpose. A holder of ADSs held through a brokerage, bank or other account (a “beneficial holder of ADSs”) should follow the instructions that its broker, bank or other nominee provides to vote the ordinary shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. The Company has been informed by the Depositary that it has set the ADS record date for the Meeting as the close of business (New York time) on May 15, 2018.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote “FOR” each of the proposals.
If I hold ADSs instead of ordinary shares, are my rights to attend and vote at the Meeting different?
Yes. Attendance and voting rights are different depending on whether you hold ordinary shares or ADSs, as follows:
Attendance:   Registered shareholders may attend the Meeting in person or by appointing a proxy. You may not attend the Meeting in person or by proxy if you hold only ADSs. However, you may attend and vote at the Meeting if you surrender your ADSs and become registered on the register maintained on behalf of the Company by 5:00 p.m. (Irish Standard Time) on May 15, 2018. The process for surrendering your ADSs is coordinated through your broker, or, if you do not hold your ADSs through a broker, directly with the Depositary. The Company cannot accurately predict the number of days it will take to complete the process of becoming a registered shareholder.
Voting:    Registered holders may vote (i) in person at the Meeting, (ii) by granting your proxy to the Company’s proxy designees (i.e., the Honorable Craig R. Stapleton, our Chairman, and Michael S. Anderson, our Chief Executive Officer) and by submitting such proxy by means of  (A) the Internet, in the manner instructed on the applicable Notice of Internet Availability of Proxy Materials described below, (B) e-mail, in the manner instructed on the proxy card enclosed with paper copies of these proxy materials or (C) regular mail, using the return envelope enclosed with paper copies of these proxy materials; or (iii) by granting your voting proxy to any person other than the Company’s proxy designees. If you submit a proxy to the Company’s proxy designees and do not provide specific voting instructions, you will be deemed to instruct the Company’s proxy designees to vote your shares in accordance with the recommendations of the Board.
Holders of ADSs may only vote by instructing the Depositary how to vote the ordinary shares represented by their ADSs. Voting instructions may be given to the Depositary by following the instructions on the voting instructions form provided for ADS holders to their broker or other securities intermediary, or, if they do not hold their ADSs through such an intermediary, directly to the Depositary; and the Depositary will endeavor to vote the underlying ordinary shares as so instructed (in the case of ADSs held through a broker or other securities intermediary, you must rely on the procedures of such intermediary to ensure that your voting instructions are properly communicated to the Depositary for this purpose). To vote in person at the Meeting or by proxy, an ADS holder must surrender his or her ADSs and become registered on the registry maintained by or on behalf of the Company by 5:00 p.m. (Irish Standard Time) on May 15, 2018, the record date set by the Board. The Depositary has established 12:00 Noon (New York Time) on July 11, 2018 as the date by which voting instructions as to ADSs must be received by the Depositary in order for the Depositary to endeavor to give effect to such instructions at the Meeting.
For holders of ADSs, the Depositary has established the close of business (New York time) on May 15, 2018 as the record date for determining the holders of ADSs who will be entitled to give voting instructions to the Depositary.
If I am a registered holder of ordinary shares, how will my ordinary shares be voted if I do not vote or if I grant a proxy?
If you are a registered holder of ordinary shares and do not vote at the Meeting in person, via the Internet, by submitting your voting instructions by returning your proxy card by mail addressed to the

Company’s headquarters, at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland, by e-mail to the Company at general.meeting@avadel.com, or by granting your voting proxy directly to any person, your ordinary shares will not be counted in respect of any matter on which votes are cast at the Meeting and will have no effect on the outcome of any such matter.
If you are a registered holder of ordinary shares and you grant your proxy to any individual, your shares will be voted as you instruct by the individuals named on the applicable proxy, or, if you fail to provide instructions to such person as to any matter, at the discretion of such person with respect to such matter.
If you are a registered holder of ordinary shares and you submit a proxy to the Company’s proxy designees and do not provide specific voting instructions, you will be deemed to instruct the Company’s proxy designees to vote your shares in accordance with the recommendations of the Board.
How will the ordinary shares represented by my ADSs be voted if I do not provide voting instructions to the Depositary or my broker or other securities intermediary?
If you are a registered holder of ADSs and do not provide the Depositary with voting instructions as to how you would like the ordinary shares represented by your ADS to be voted or you do not return your voting instruction form, pursuant to the terms of the deposit agreement, the Depositary may deem you to have instructed the Depositary to give, and in such case the Depositary shall give, a discretionary proxy to a person designated by the Company to vote such ordinary shares; thus, such ordinary shares will be voted in accordance with the recommendations of the Board.
If you are a beneficial holder of ADSs and do not provide voting instructions to your broker or other securities intermediary as to how you would like the ordinary shares represented by your ADSs to be voted or do not return your voting instruction form, the intermediary will not have discretionary authority to provide voting instructions to the Depositary on any matter. As a result, pursuant to the terms of the deposit agreement, the Depositary may deem you to have instructed the Depositary to give, and in such case the Depositary shall give, a discretionary proxy to a person designated by the Company to vote such ordinary shares; thus, such ordinary shares will be voted in accordance with the recommendations of the Board.
However, if you do not give the Depositary any voting instructions, the proxy appointed by the Depositary will not cast any vote with respect to any matter as to which the Company informs the Depositary (and we have agreed with the Depositary to provide such information to the Depositary as promptly as practicable in writing) that (x) the Company does not wish such vote cast, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of our ordinary shares or ADSs. Thus, any shares underlying ADSs for which a voting instruction card is not timely received may be voted as to all matters on the agenda in the manner recommended by the Board herein, except to the extent we may otherwise inform the Depositary in writing for the reasons described above.
If you hold ADSs, whether as a registered holder or beneficially through a broker or other securities intermediary, and you provide instructions with respect to some but not all matters, the ordinary shares represented by your ADSs will not be voted with respect to the matters as to which you did not provide voting instructions, unless you are deemed to have given an instruction under the deposit agreement provisions described above.
With respect to any other matters that may properly come before the Meeting, including consideration of a motion to adjourn the Meeting to another time or place (including for the purpose of soliciting additional proxies), if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein in their discretion to be in our best interests and the best interests of our shareholders. ADS voting instructions would extend only to the specific questions on the agenda, so shares represented by ADSs would not be voted as to any other matter that might come before the Meeting.
May shareholders ask questions?
Yes. Representatives of the Company will answer shareholders’ questions of general interest following the Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Can I change my mind after I vote?
Receipt by the Company of your proxy card by mail or e-mail or appointing a proxy in advance of the Meeting will not preclude you from attending and voting at the Meeting. If you are a registered holder of ordinary shares and submit your proxy card to vote by mail, by e-mail, or by appointing a proxy in advance of the meeting, you may change or revoke your proxy before it is exercised by attending and voting at the Meeting. If you hold ADSs directly or through a broker, bank or other nominee, you must follow the voting instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares represented by your ADSs.
Who will count the votes?
Representatives of the Depositary will tabulate the voting instruction cards of ADS holders, and the Company will count the votes received from ordinary shareholders voting by way of proxy cards and/or by attending and voting at the Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•
As necessary to meet applicable legal requirements;

•
To allow for the tabulation and certificate of votes; and

•
To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.
What does it mean if I receive more than one proxy card?
It means that you hold ADSs in multiple accounts with brokers or other securities intermediaries. Please vote all of these ADSs. We recommend that you contact your broker or other securities intermediary and/or the Depositary to consolidate as many accounts as possible under the same name and address. The Depositary may be reached at 1-888-BNY-ADRS (1-888-269-2377).
How many votes must be present to hold the Meeting?
Five or more persons holding or representing by proxy at least a majority of the voting power of the Company must be present for the meeting to be valid and to act on ordinary resolutions. If a quorum is not present when we convene the Meeting, the Board will give a second notice of the Meeting, which shall take place within two months after the first meeting.
What will happen if a quorum is not present at the Meeting?
If the required quorum is not present when we convene the Meeting on Wednesday, July 18, 2018, we intend to adjourn and reconvene the Meeting on Monday, July 23, 2018.
Your shares are counted as present at the Meeting if you attend the Meeting in person or if you properly return a proxy by mail or e-mail. Abstentions will be counted for purposes of establishing a quorum at the Meeting, but shares that are not voted will not be counted for such purposes.
How will a broker “non-vote” affect the vote?
A broker non-vote happens when a bank, broker or other securities intermediary who holds an ADS does not receive voting instructions from the beneficial owners of such ADS and does not have discretionary voting power with respect to a resolution to be voted upon at the Meeting. In such a case, the bank, broker or other securities intermediary is not permitted to instruct the Depositary how to vote with respect to such resolution, and the Depositary may vote the ordinary shares underlying such ADS in the manner recommended by the Board. As a result, ADSs that are the subject of a broker non-vote are included for quorum purposes, and a broker non-vote with respect to a resolution may be counted as a vote cast on such resolution.
When will the Company announce the voting results?
The Company will announce voting results of the Meeting on a Current Report on Form 8-K filed within four business days of the Meeting.
What if other matters are presented for consideration at the Meeting?
As of the date of this Proxy Statement, we know of no matters that will be presented for consideration at the Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to Avadel will be voted in accordance with the recommendation of the Board, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.
Whom should I contact if I have additional questions concerning the Proxy Statement, proxy card or voting instruction card?
If you have any questions concerning the information contained in this Proxy Statement or require assistance completing the proxy card or voting card, you may contact Phillandas T. Thompson at 1-636-449-1840.

CORPORATE GOVERNANCE
General
Our business and affairs are managed under the direction of the Board in accordance with Irish law and the provision of our Constitution (which comprises our memorandum of association and its articles of association). Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.
Board Leadership Structure
Traditionally, our Board has had a general policy that the positions of the Chairman and Chief Executive Officer should be held by separate persons. However, this general policy serves as part of a flexible framework within which the Board may conduct its business, and is not a binding legal obligation. Our Board believes that it should have the flexibility to make its determination as to whether these positions should be held by separate persons or one person at any given point in time in the way that it believes best to provide appropriate leadership for us at that time. Presently, our Chairman position is a non-executive position held by an independent director. The current Chairman is The Honorable Craig R. Stapleton. Our Chairman’s primary responsibilities are to preside at meetings of the Board and of the non-management and independent Board members, serve as the principal liaison between our Chief Executive Officer and management, on the one hand, and the Board, on the other hand, and provide not only our other directors, but also our stockholders, with an independent leadership contact. The Board recognizes that there could be circumstances in the future that would lead it to combine the positions of Chairman of the Board and Chief Executive Officer.
Role in Risk Oversight
Our Board’s role in risk management is primarily one of oversight with the day-to-day responsibility for risk management implemented by our management team. At regularly scheduled meetings, the Board receives management updates on our business operations, financial results and strategy and discusses risks related to the business. In carrying out its risk oversight function, our Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance, each of which is responsible for risk oversight within that committee’s area of responsibility.
As part of its responsibilities, the Audit Committee oversees our financial policies, including financial risk management. The Audit Committee assists our Board in its oversight of risk management by discussing with management, particularly the Chief Financial Officer, our guidelines and policies regarding financial and enterprise risk management and risk appetite, including major risk exposures and the steps management has taken to monitor and control risk exposures. The Audit Committee also annually receives and considers a report from Deloitte & Touche LLP regarding the Company’s internal controls over financial reporting.
Each of the other committees of our Board considers risks within its areas of responsibility. The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees and has reviewed with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. Our Compensation Committee has concluded that none of the Company’s compensation programs are reasonably likely to cause management to take inappropriate or excessive risks. The Nominating and Corporate Governance Committee considers risks relating to board membership and corporate governance.
Diversity
We have no formal policy regarding Board diversity. Our priority in selection of Board members is identification of members who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape of the industries in which we operate. We will consider, in identifying first-time candidates, nominees for director, or evaluating individuals recommended by shareholders, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background and other qualities and attributes with those of the other Board members. The Nominating and Corporate Governance Committee and the Board monitor the Board’s effectiveness through the Board’s self-evaluation process. The Nominating and Corporate Governance Committee and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience, and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareholders.
Nominees Standing for Election
The Nominating and Corporate Governance Committee has recommended and the Board has nominated the following individuals for director: The Honorable Craig R. Stapleton, Michael S. Anderson, Geoffrey M. Glass, Linda S. Palczuk and Peter Thornton. All of the nominees, with the exception of Geoffrey M. Glass and Linda S. Palczuk, are current members of our Board. All of the nominees, with the exception of Mr. Anderson, have been determined to be independent under the rules of the Nasdaq Global Market. As our Chief Executive Officer and President, Mr. Anderson is not independent. Our Nominating and Corporate Governance Committee has reviewed each nominee’s qualifications and has recommended to our Board that each nominee be submitted to a vote of our shareholders at the Meeting, each to serve until the 2019 Meeting of Shareholders or until his or her successor is duly elected and qualified. Each of our nominees has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for another nominee proposed by the Nominating and Corporate Governance Committee and the Board, or the Board may reduce the number of directors to be elected at the 2019 Meeting of Shareholders. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. The following table provides summary information about each director nominee. Each director is elected annually by a majority of the votes cast.
Nominee	Director Since	Principal Occupation or Experience	Committees
Michael S. Anderson	2012	Chief Executive Officer of Avadel Pharmaceuticals plc	—
Craig R. Stapleton	2011	Former U.S. Ambassador to France, Senior Advisor to Stone Point Capital.	(1)(2)(3)(4)
Peter Thornton	2017	Chief Financial Officer, Director at Technopath Clinical Diagnostics	(2*)(3)
Geoffrey M. Glass	__	Chief Executive Officer, Director of Sancilio & Company, Inc.	(5)
Linda S. Palczuk	__	Chief Operating Officer at Verrica Pharmaceuticals, Inc.	(6)

*
Chairman of Committee

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Corporate Governance Committee

(4)
Appointed as a Non-Executive Chairman of the Board of Directors in 2014

(5)
It is anticipated that, upon election to our Board, Mr. Glass will join will join the Nominating and Corporate Governance Committee as its Chairman and the Audit and Compensation Committees as a member.

(6)
It is anticipated that, upon election to our Board, Ms. Palczuk will join the Compensation Committee as its Chairman and the Audit and Nominating and Corporate Governance Committees as a member.

Corporate Governance Guidelines
The Board has adopted corporate governance guidelines that set forth the practices of the Board with respect to the qualification, selection and election of directors, director orientation and continuing education, director responsibilities, Board composition and performance, director access to management and independent advisors, director compensation guidelines, management evaluation and succession, policies regarding the independent directors, meetings of the non-management directors, the policy on communicating with the non-management directors and various other issues. A copy of our corporate governance guidelines is available on our website at www.Avadel.com under the caption “Corporate Governance.” A printed copy is available free of charge to any shareholder who requests it by contacting the Corporate Secretary in writing at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland.
Board Standards of Independence
The Board sets our independence standards in our corporate governance guidelines. The director independence standards provide that a majority of the Board must be independent under the independence standards established by the corporate governance guidelines, Nasdaq, and the SEC as in effect from time to time. For a Board member or candidate for election to the Board to qualify as independent, the Board must determine that the person and his or her immediate family members do not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) or any of our affiliates. Under the categorical standards adopted by the Board, a member of the Board is not independent if:
•
The director is, or has been within the last three years, our employee, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(i) The director is a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•
The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of  $1 million, or two percent, of such other company’s consolidated gross revenues.

The Board will also consider a director’s charitable relationships. Contributions to tax-exempt organizations are not considered payments for purposes of the test in the final bullet point above, provided that we are required to disclose in our annual Proxy Statement any such contributions made by us to any tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from us to the organization exceeded the greater of  $1 million, or two percent, of such tax-exempt organization’s consolidated gross revenues.
For purposes of the above independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions set forth above, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

With the exception of Mr. Anderson, our Chief Executive Officer, the Board has affirmatively determined that each member of the Board is independent in accordance with the above standards, and that all nominees standing for election to the Board are independent in accordance with the above standards. Additionally, we made no contributions during fiscal year 2017 to any charitable organization in which an independent director serves as an executive officer in any single fiscal year within the preceding three fiscal years in an amount in excess of the greater of  $1 million, or two percent, of the charitable organization’s consolidated gross revenues.
Board Meetings and Attendance at Meeting of Shareholders
During fiscal year 2017, there were 11 meetings of the Board held either in-person or by teleconference. Except for Mr. Navarre, each director attended more than 75 percent of the combined meetings of the Board and the committees on which he served during the year. All directors are strongly encouraged to attend the annual general meeting.
Board Practices
Non-executive Directors of the Company receive fees for their services and are entitled to subscribe for warrants (as set forth in the Executive Compensation section below). Directors’ fees and warrants are proposed by the Board and are submitted for the approval of shareholders at the ordinary shareholders’ meeting. Non-executive directors are reimbursed, upon request, for expenses incurred in attending Board meetings. Upon termination, no benefits are provided to non-executive directors.
All directors are elected by the shareholders at each ordinary shareholders’ meeting. A quorum of the Board consists of one-half of the members of the Board, and actions are generally approved by a vote of the majority of the members present or represented by other members of the Board. The Board has the ability to determine its own internal rules for certain procedures. The Chairman of the Board does not have the ability to cast a deciding vote in the event of a tie vote. A director may give a proxy to another director, but a director cannot represent more than one other director at any particular meeting. Members of the Board represented by another member at meetings do not count for purposes of determining the existence of a quorum.
Directors are required to comply with applicable Irish law and the Company’s Constitution. Irish law permits, and the Avadel Constitution includes provisions for the indemnification of our officers and directors to the extent permissible under the Companies Act 2014. In addition, we continue to contract for liability insurance for the benefit of our officers and directors similar to the insurance we previously have obtained. We believe that the indemnity provisions in the Avadel Constitution and the insurance policies are important to our ability to attract and retain qualified directors and executive officers.
Compensation Committee
Composition, Qualifications and Governance
The Board has a Compensation Committee composed of Francis Fildes (Chairman), The Honorable Craig R. Stapleton, Christophe Navarre and Ben Van Assche. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of Nasdaq. The Board has also determined that Ms. Linda S. Palczuk, assuming her election to the Board and her addition to the Compensation Committee as Chairman thereof, is and will be independent within the meaning of applicable SEC regulations and the listing standards of Nasdaq. The Compensation Committee makes recommendations to the Board on the compensation of the executive officers of the Company, including the Chief Executive Officer. The Board makes the final decisions on compensation. The Compensation Committee has a written charter, which was approved by the Board as of March 2, 2016 and is available on our website at www.Avadel.com under “Investors” and “Corporate Governance”. The Compensation Committee reviews the charter annually and works with the Board to amend it as appropriate to reflect the evolving role of the Compensation Committee.

Responsibilities and Duties
The Compensation Committee considers, recommends and oversees the Company’s incentive compensation plans and equity-based plans in which the CEO and other executive officers and other employees of the Company may be the beneficiaries, including, but not limited to, (a) approving option grants and restricted stock or other awards to be proposed to the Board for adoption, (b) interpreting the plans, (c) recommending rules and regulations relating to the plans, (d) recommending modifications to or canceling of existing grants or awards and (e) recommending imposing limitations, restrictions and conditions upon any grant or award as the Committee deems necessary or advisable.
The Compensation Committee, on an annual basis, reviews and approves corporate goals and objectives relevant to CEO and executive officers compensation, evaluates the CEO’s and executive officer’s performance in light of those goals and objectives, and based on this evaluation recommends to the Board, for the CEO and executive officers, (a) the annual base compensation or salary amount, (b) annual bonus arrangements, if any, (c) any long-term incentive compensation, (d) any employment agreements, severance arrangements, and change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, in each case as, when and if deemed necessary or advisable and (e) any perquisites, special or supplemental benefits.
Audit Committee
Composition, Qualifications and Governance
The Board has an Audit Committee composed of Mr. Thornton (Chairman), Francis J.T. Fildes, Benoit Van Assche, and The Honorable Craig R. Stapleton. The Board has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of Nasdaq and that Mr. Thornton, as the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Thornton has accounting and related financial management expertise within the meaning of the listing standards of Nasdaq and that each member is financially literate within the meaning of such listing standards. The Board has also determined that Mr. Thornton (i) is independent within the meaning of applicable SEC regulations and the listing standards of Nasdaq, (ii) is qualified as an audit committee financial expert within the meaning of SEC regulations, and (iii) has accounting and related financial management expertise within the meaning of the listing standards of Nasdaq and that he is financially literate within the meaning of such listing standards.
The Audit Committee has a written charter, which was approved by the Board as of March 2, 2016 and is available on our website at available on our website at www.Avadel.com under “Investors” and “Corporate Governance”. The Audit Committee reviews the charter annually and works with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee.
Responsibilities and Duties
The Audit Committee recommends to the Board the selection of the Company’s independent registered public accounting firm and reviews the findings of the auditors and operates in accordance with the Audit Committee Charter. The Audit Committee Charter outlines the roles and responsibilities of the Audit Committee which includes appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and review of related party transactions pursuant to the Company’s policy. The Audit Committee also assists the Board in oversight of: (1) the integrity of the financial statements of the Company; (2) the adequacy of the Company’s system of internal controls; (3) compliance by the Company with legal and regulatory requirements; (4) the qualifications and independence of the Company’s independent auditors; and (5) the performance of the Company’s independent and internal auditors.

Nominating and Corporate Governance Committee
Composition, Qualifications and Governance
The Board has a Nominating and Corporate Governance Committee, composed of Ben Van Assche (Chairman), Peter Thornton, Christophe Navarre, and The Honorable Craig R. Stapleton. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of Nasdaq. The Board has also determined that Mr. Geoffrey M. Glass, assuming his election to the Board and his addition to the Nominating and Corporate Governance Committee as Chairman thereof, is and will be independent within the meaning of applicable SEC regulations and the listing standards of Nasdaq. The Nominating and Corporate Governance Committee has a written charter, which was approved by the Board as of March 2, 2016 and is available on our website at www.Avadel.com, under “Investors” and “Corporate Governance”. The Nominating and Corporate Governance Committee reviews the charter annually and works with the Board to amend it as appropriate to reflect the evolving role of the Nominating and Corporate Governance Committee.
Responsibilities and Duties
The Nominating and Corporate Governance Committee’s overall purposes are to (1) identify individuals qualified to become Board members; (2) recommend to the Board director nominees for the next annual or special meeting of shareholders at which directors are to be elected; (3) recommend individuals to the Board to fill any vacancies or newly created directorships that may occur between such meetings; (4) identify and recommend directors for membership on Board committees; (5) evaluate Board performance; (6) oversee and set compensation for the Company’s directors; (7) develop, recommend and oversee compliance with the corporate governance procedures to be followed by the Company, and oversee compliance with the Company’s Standards of Business Conduct and the Code of Ethics; (8) review the Company’s reporting in documents filed with the SEC, to the extent related to corporate governance and other matters set forth in this charter; and (9) oversee public policy and legislative matters applicable to the Company, as well as the Company’s regulatory compliance.
Code of Business Conduct and Ethics, and Financial Integrity Policy
We have adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees, as well as a Financial Integrity Policy (the “Financial Integrity Policy”) that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Senior Tax Director and Controller (or persons performing similar functions). These documents cover a broad range of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business. A copy of the Code and the Financial Integrity Policy is available on the Corporate Governance section of our website, which is located at www.Avadel.com, under “About-Corporate Responsibility”. If we make any substantive amendments to, or grant any waivers from, the Code or Financial Integrity Policy for any officer or director, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by disclosing the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Communications with the Board
Shareholders wishing to communicate with our board of directors may do so by writing to the Chairman of the Board at: Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland; Attn: Corporate Secretary.
The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The Board has requested that certain items that are unrelated to the Board’s duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Secretary will maintain a list of each communication that was not forwarded because it was determined by the Secretary to be frivolous. Such list is delivered to the Board at each quarterly meeting of the Board. In addition, each communication subject to this policy that was not forwarded because it was determined by the Secretary to be frivolous is retained in the Company’s files and made available at the request of any member of the Board to whom such communication was addressed.

PROPOSAL 1
ELECTION OF DIRECTORS
(Ordinary Resolution)
ITEM 1 ON PROXY CARD
Background
Our Board currently consists of six directors, all of whom were appointed or re-appointed at the 2017 annual general meeting of shareholders. However, it is anticipated that the Board will be composed of five directors beginning at the close of business of the Meeting. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. The Board, upon unanimous recommendation of the Nominating and Governance Committee, unanimously approved each of the five persons named below as nominees for appointment or re-election to the Board at the Meeting. As we previously announced on May 2, 2018, Dr. Francis J.T. Fildes, Mr. Benoit (Ben) Van Assche and Mr. Christophe Navarre, informed us that they will retire from the Board effective at the close of business of the Meeting, and therefore they have declined to stand for re-election as a member of our Board. Until the close of business of the Meeting, Dr. Fildes, Mr. Van Assche and Mr. Navarre will continue to serve as members of the Board and their respective committees. Each of the five nominees: (i) is currently a member of the Board, with the exception of Mr. Glass and Ms. Palczuk who are nominated to replace Dr. Fildes, Mr. Van Assche and Mr. Navarre upon their retirement from the Board on completion of the Meeting, (ii) has been nominated for election at the Meeting to hold office until the next annual general meeting or, if earlier, the election of his/her respective successor and (iii) has consented to being named as such and to serve as such if elected. We know of no reason why each of the nominees would not be available for election or, if elected, would be unable to serve. While we do not anticipate that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute another person designated by the Board.
The resolutions in respect of this Proposal 1 are ordinary resolutions. The text of the resolutions in respect of Proposal 1 are as follows:
“IT IS RESOLVED, by separate resolutions, to elect the following director nominees to the board of directors of the Company: Mr. Michael S. Anderson, The Honorable Craig R. Stapleton, Mr. Peter Thornton, Mr. Geoffrey M. Glass and Ms. Linda S. Palczuk.”
Vote Required and Board Recommendation
The affirmative vote of a majority of the votes cast on each resolution is required for the approval of each of the nominees. As this proposal is not considered a “routine item,” your bank, broker or other nominee cannot vote your shares without receiving your voting instructions. Abstentions and broker non-votes will not count either in favor of or against the proposal.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE PROPOSED DIRECTOR NOMINEES LISTED.

DIRECTORS AND EXECUTIVE OFFICERS
Nominees for Election as Directors
Set forth below is information for each nominee concerning the individual’s age, principal occupation, employment and directorships during the past five years, positions with the Company, the year in which he first became a director of the Company and his term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that, in light of our business and structure, each nominee should serve as a director as of the date of this Proxy Statement.
Michael S. Anderson, age 69, has been a member of the Board since June 2012. Mr. Anderson has been Chief Executive Officer of Avadel since March 2012. Prior to joining Avadel, Mr. Anderson was Chief Executive Officer of Éclat Pharmaceuticals LLC since its creation in November 2010 until it was acquired by Avadel in March 2012. Before his employment at Éclat, Mr. Anderson was President and CEO of the generic business division of KV Pharmaceutical Company, a company engaged in the development of proprietary drug delivery systems and formulation technologies, an executive at ETHEX Corporation, a pharmaceutical company which engaged in developing and marketing of multisource drugs, and President and CEO of Ther-Rx Corporation, a leader in women’s healthcare. Mr. Anderson also has worked for Schein Pharmaceuticals, a generic pharmaceuticals company, and started his career at A.H Robins, a pharmaceuticals company. Based on his experience as a seasoned and disciplined executive in the pharmaceutical industry, Mr. Anderson brings to the Board over 47 years of experience.
The Honorable Craig R. Stapleton, age 73, has been a member of the Board of Directors since June 2011, and became Chairman of the Board in July 2014. He currently serves as a Senior Advisor to Stone Point Capital. He served as President of Marsh and McLennan Real Estate Advisors of New York from 1982 until 2001. From 1989 to 1998 Mr. Stapleton co-owned the Texas Rangers baseball team with George W. Bush. In July 2009, he became a co-owner of the St. Louis Cardinals. He has served on the Board of Directors for companies including Allegheny Properties, IDS Realty Inc., Investors Savings and Loan, Metro PCS, and TB Woods, Abercrombie and Fitch, and Carlile Bank. Mr. Stapleton served as the United States Ambassador to France from 2005 – 2009 and as Ambassador to the Czech Republic from 2001 to 2004. He has also served on the Board of the Peace Corps. He is the Chairman of the Vaclav Havel Foundation, Chairman of the American Friends of Compiegne, and a Trustee of the George W. Bush Library Foundation. He has served on the Visiting Committee for Harvard College Athletics and the Committee on University Resources and Athletics. Mr. Stapleton brings over 40 years of broad perspective and experience.
Mr. Peter Thornton, age 53, is the Chief Financial Officer of Technopath Clinical Diagnostics, an Irish company that provides quality control materials and software solutions to clinical laboratories, a position he has held since January 2014. Prior to joining Technopath Clinical Diagnostics, from September 2011 to December 2013 Mr. Thornton was Senior Vice President — Business Integration for Alkermes plc, a global biopharmaceuticals company headquartered in Dublin, Ireland; from July 2007 to September 2011 he was Senior Vice President — Corporate and Business Development for Elan Drug Technologies, an Elan Corporation plc division engaged in developing and manufacturing drug delivery technology based pharmaceutical products; from September 2006 to July 2007 he was President and Chief Operating Officer of Circ Pharma Limited, a specialty pharmaceutical company; and from June 2004 to September 2006 he was Chief Financial Officer of Agenus Inc., a NASDAQ-listed biotechnology company. Mr. Thornton has previously served as a non-executive director of both public and private companies and currently holds two non-executive directorships in private companies. Mr. Thornton worked for the international public accounting firm of KPMG for seven years in Ireland and France and is a fellow of Chartered Accountants Ireland. He holds a Bachelor of Commerce degree from University College Cork, Ireland. Based on his experience in the pharmaceutical industry and as a chief financial officer, Mr. Thornton brings to the Board, Audit Committee and the Nominating and Corporate Governance Committee over 25 years of experience.

Mr. Geoffrey M. Glass, age 44, is the Chief Executive Officer and a member of the Board of Directors of Sancilio & Company, Inc., a specialty pharmaceutical company, positions he has held since January 2018. Before joining Sancilio & Company, from May 2015 to December 2017 Mr. Glass was President of Clear Sciences, LLC, a management consulting company focused on life sciences industries. From December 2012 to April 2015 Mr. Glass was President of Banner Life Sciences, a business unit of Patheon Pharmaceuticals (a subsidiary of Patheon N.V.) focused on prescription pharmaceuticals, OTC and nutritional products, and from October 2009 to December 2012 he served as Executive Vice President of Sales and Marketing for Patheon Pharmaceuticals; from April 2009 to October 2009 Mr. Glass served as Senior Vice President, Strategy, Corporate Development and Integration. In all of these roles, Mr. Glass also served on the executive committee of Patheon. Before joining Patheon, Mr. Glass worked for approximately five years at Valeant Pharmaceuticals International, Inc., a specialty pharmaceutical and medical device company, in various executive positions including Senior Vice President, Asia Region, Senior Vice President, Chief Information Officer and a member of the Executive Committee. Mr. Glass also previously served as a member of the Board of Directors of Locus Biosciences, a biotech company developing precision antimicrobial products. Mr. Glass began his career as a consultant in the Life Sciences practice for Capgemini Consulting (formerly EY Consulting). Mr. Glass received an Economics and Political Science degree from the University of Arizona. It is anticipated that, upon election to our Board, Mr. Glass will join the Audit, Compensation and Nominating and Corporate Governance Committees as a member. Based on his experience in the pharmaceutical industry and as a chief executive officer, Mr. Glass will bring to the Board and the Audit, Compensation and Nominating and Corporate Governance Committees over 23 years of experience.
Ms. Linda S. Palczuk, age 56, is the Chief Operating Officer of Verrica Pharmaceuticals, Inc., a late-stage biopharmaceutical company focused on medical dermatology products, a position she has held since February 2018. Prior to joining Verrica Pharmaceuticals, from July 2017 to February 2018, Ms. Palczuk was President and Chief Executive Officer at Osiris Therapeutics, Inc., a regenerative medicines biotechnology company. Prior to her position at Osiris Therapeutics, Ms. Palczuk had an extensive and successful 30-year career with AstraZeneca Pharmaceuticals and its legacy companies, serving in senior-level commercial and general management roles, including Vice President, Established Brands and Vice President, Global Commercial Excellence from January 2012 until March 2015, Vice President, Sales & Marketing from March 2009 to December 2011, and Vice President, Sales from April 2006 to February 2009. From June 2015 until July 2017, Ms. Palczuk was an independent consultant providing business expertise within the pharmaceutical sector. Ms. Palczuk received a BA degree in Biology from Franklin and Marshall College and an MBA degree from the Alfred Lerner College of Business and Economics at the University of Delaware. It is anticipated that, upon election to our Board, Ms. Palczuk will join the Compensation Committee as its Chairman and the Nominating and Corporate Governance Committee as a member. Based on her experience in the pharmaceutical industry and as a chief executive officer, Ms. Palczuk will bring to the Board and the Compensation and Nominating and Corporate Governance Committees over 33 years of experience.
Identification of Executive Officers
Our executive officers serve at the discretion of the Board, and serve until they resign, are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. Our executive officers presently include:
Michael S. Anderson — Chief Executive Officer.   For information regarding Mr. Anderson, see “Nominees for Election as Directors” above.
Gregory J. Divis — Executive Vice President and Chief Operating Officer.   Gregory J. Divis, age 51, was appointed Executive Vice President and Chief Commercial Officer in January 2017, and was promoted to Chief Operating Officer in March 2018. Mr. Divis brings to this role more than 25 years of experience in the pharmaceutical industry, and is responsible for managing commercial strategy and execution across all of the Company’s portfolio products. Prior to joining Avadel, Mr. Divis served as an Operating Partner for Linden Capital, a middle-market healthcare-focused private equity firm from June 2015 to December 2016. Prior to Linden Capital, from June 2010 to November 2014 Mr. Divis was the President and Chief Executive Officer of K-V Pharmaceutical Company (“K-V”), a company engaged in the development of proprietary drug delivery systems and formulation technologies. On August 4, 2012, K-V and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code and, on September 16, 2013, successfully emerged pursuant to a plan of reorganization. Following bankruptcy, K-V changed its name to Lumara Health, Inc., strengthened its business and engaged in a series of transactions culminating in its acquisition by AMAG Pharmaceuticals in November 2014. Mr. Divis has also held such notable roles as President, Ther-Rx Corporation, Vice-President, Business Development & Lifecycle Management at Sanofi-Aventis and Vice-President and General Manager, UK and Ireland, for Schering-Plough Corporation. Mr. Divis is a graduate of the University of Iowa.
Sandra L. Hatten — Senior Vice President of Quality and Regulatory Affairs.    Sandra L. Hatten, age 61, was appointed Senior Vice President of Quality and Regulatory Affairs of Avadel in June 2015. Prior to joining Avadel, Ms. Hatten was employed from October 2010 to June 2015 by Mallinckrodt, plc, a global specialty biopharmaceutical company, where she served as Senior Vice President of Quality and Regulatory Compliance from February 2014 until June 2015. From October 2010 until September 2012, Ms. Hatten was employed by Mallinckrodt, as Director and Sr. Director of Quality. From September 2012 until February 2014, Ms. Hatten held the position of Vice President, Quality and Regulatory Compliance with Mallinckrodt. Ms. Hatten has more than 30 years of experience in the pharmaceutical industry, during which she has held leadership roles in quality and operations for branded as well as generic drug manufacturers, where she has been responsible for establishing and implementing broad-based quality programs across multiple sites. Ms. Hatten holds bachelor’s and master’s degrees from Marshall University in Huntington, West Virginia.
Phillandas T. Thompson — Senior Vice President, General Counsel and Corporate Secretary.   Phillandas T. (Phil) Thompson, age 44, has been Senior Vice President and General Counsel of Avadel since November 2013. Before joining Avadel, Mr. Thompson was employed from January 2012 until November 2013 at West-Ward Pharmaceutical Corp. as Vice President, Legal Affairs, from January 2010 until November 2011 at Paddock Laboratories, Inc. as Vice President, General Counsel, from April 2006 until January 2010 at KV Pharmaceutical Co as Vice President, Strategic Business Transactions and Assistant General Counsel, and from October 2002 until March 2006 at Barr Laboratories, Inc. as Associate General Counsel. Prior to his employment with Barr Laboratories, Mr. Thompson was a corporate associate at White & Case, LLP. Mr. Thompson is a member of the New York Bar, the Missouri Bar, and the Minnesota Bar and has several other professional affiliations. Mr. Thompson earned a B.A. from Washington University in St. Louis and is also a graduate of the University of Michigan Law School (Juris Doctor) and the University of Michigan Business School (Master of Business Administration).
Michael F. Kanan — Senior Vice President and Chief Financial Officer.   Michael F. Kanan, age 55, was appointed Senior Vice President and Chief Financial Officer of Avadel in November 2015. Prior to joining Avadel, Mr. Kanan was employed by Sigma-Aldrich Corp. from April 2009 until November 2015, where he served as Vice President Finance, Corporate Controller and Chief Accounting Officer from April 2009 until November 2015. Sigma-Aldrich was a life science and high technology company which was acquired by Merck KGaA, a health care, life science and performance materials company based in Germany, in November 2015. Mr. Kanan began his career at the international accounting firm Deloitte & Touche, and also held accounting and finance leadership positions with Hutchinson Group, a subsidiary of Total S.A., and Meritor, a global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. Mr. Kanan holds a Bachelor of Arts degree in Accounting from Michigan State University and became a CPA in 1987.
David Monteith — Vice President of Research and Development.   Dr. David Monteith, age 54, was appointed Vice President of Research and Development in October 2014. Prior to joining Avadel, Dr. Monteith was employed from 2009 to 2014 at Merck & Co., Inc., a global healthcare solutions company, where he held the position of Associate Vice President of Pharmaceutical Development for Emerging Markets. From 2000 to 2009, Dr. Monteith was employed by Schering-Plough Corporation, a pharmaceutical company that merged with Merck & Co., Inc. in November 2009 in various positions from Associate Director, Pharmaceutical Development to Senior Director, Product Value Enhancement. With over 25 years of experience in the pharmaceutical industry, Dr. Monteith has held senior leadership roles in the areas of drug delivery and pharmaceutical drug product development. Dr. Monteith is a graduate in Pharmacy from the University of Strathclyde, Glasgow where he also obtained his Ph.D. from the Department of Pharmaceutics. He later also received an MBA from the University of Warwick, UK.

David P. Gusky — Corporate Controller and Chief Accounting Officer.   David P. Gusky, age 41, was appointed Corporate Controller and Chief Accounting Officer of Avadel in December 2015. Prior to joining Avadel, Mr. Gusky was employed by Sigma-Aldrich Corp. from May 2006 until November 2015, where he served as Director of Financial Planning & Analysis from November 2013 until November 2015. Sigma-Aldrich was a life science and high technology company which was acquired by Merck KGaA, a health care, life science and performance materials company based in Germany, in November 2015. Mr. Gusky began his career at the international accounting firm Deloitte & Touche, and also held finance management positions with Solutia, Inc., a global manufacturer of performance materials and specialty chemicals. Mr. Gusky holds Bachelors of Science degrees in Accountancy and Finance and a Masters of Accountancy from the University of Missouri-Columbia.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
We compensate our non-executive directors with a basic cash fee plus supplementary fees to chairpersons and for meeting attendance. The amount of each component of such director cash compensation may change from year to year, and is generally established by the Board in conjunction with our annual general meeting of shareholders for the period until the next annual general meeting. The cash fees we pay under these policies must stay within an aggregate maximum limit on cash fees paid to our directors during any calendar year which is approved by our shareholders at each annual general meeting. In June 2017, the director cash fees were established as follows for the period until our annual general shareholders meeting in 2018: €32,750 per each non-executive director; supplementary fees of  €40,000 to The Honorable Craig R. Stapleton as the Chairman of the Board, €20,000 to Mr. Peter Thornton as the Chair of the Audit Committee, €10,000 to Dr. Francis Fildes as the Chair of the Compensation Committee, and €10,000 to Mr. Ben Van Assche as the Chair of the Nomination and Corporate Governance Committee; and meeting attendance fees of  €2,000 per meeting attended in person or telephonically up to a limit of  €16,000. In addition, at our annual general meeting of shareholders in 2017, our shareholders approved the issuance of stock options to purchase 175,000 ordinary shares to our directors, which were distributed as described in footnote (2) to the “Director Compensation” table below. In addition, at our general meeting of shareholders in 2017, our shareholders approved the issuance of stock options to purchase 175,000 ordinary shares to our directors, which were distributed as described in footnote (2) to the “Director Compensation” table below.
The following table presents information relating to total compensation of our directors for the year ended December 31, 2017. The following table does not present information for Mr. Anderson, our Chief Executive Officer and President, who did not receive additional compensation as a director in 2017 and whose compensation is included in the Summary Compensation Table elsewhere in this Proxy Statement, or for Mr. Geoffrey M. Glass or Ms. Linda S. Palczuk, each of whom is a nominee to the Board and received no compensation from the Company during 2017.
Name(1)	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total Compensation ($)
Craig R. Stapleton	102,548	210,000	312,548
Peter Thornton	70,908	210,000	280,908
Francis J.T. Fildes	68,648	210,000	278,648
Christophe Navarre	57,348	210,000	267,348
Benoit Van Assche	68,648	210,000	278,648

(1)
Fees earned or paid in cash were translated to U.S. Dollars at the rate of 1.13 U.S. Dollars per Euro.

(2)
On June 28, 2017, each of the non-employee directors were awarded stock options to purchase 35,000 ordinary shares at an exercise price of  $10.51 under the Company’s Omnibus Incentive Compensation Plan. The compensation represents the grant date fair value computed by us for financial reporting purposes, computed in accordance with FASB ASC Topic 718. For a full description of the assumptions we use in computing these amounts, see Note 16 to our consolidated financial statements for the year ended December 31, 2017 which are included in our annual report on Form 10-K filed with the SEC on March 16, 2018. All of the foregoing stock options will vest in a one-year period following the award date.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC AUDITOR AND
ACCOUNTING FIRM AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD
TO SET THE AUDITOR AND ACCOUNTING FIRM REMUNERATION
(Ordinary Resolution)
ITEM 2 ON PROXY CARD
Pursuant to this proposal, we seek shareholder ratification, in a non-binding vote, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2018 and authorization, in a binding vote, of the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration.
Background
In 2017, the Audit Committee approved the engagement of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2017, for purposes of our financial statements for filing under U.S. securities law for the year ending December 31, 2017. At the 2017 Annual General Meeting of Shareholders, the shareholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year 2017.
For its fiscal year ended December 31, 2015, the Company’s independent registered public accounting firm for purposes of its financial statements for filing purposes under U.S. securities law was initially PricewaterhouseCoopers Audit (“PwC-France”). On April 15, 2016, PwC-France, informed us that PwC-France declined to stand for reappointment as the Company’s independent registered public accounting firm for SEC reporting purposes. Also, on April 15, 2016, we engaged PricewaterhouseCoopers LLP (“PwC-U.S.”) as the Company’s independent registered public accounting firm for SEC reporting purposes for the fiscal year ending December 31, 2016. On June 14, 2016, we dismissed PwC-U.S. as the Company’s independent registered public accounting firm for SEC reporting purposes. Also, on June 14, 2016, we engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for SEC reporting purposes for the fiscal year ending December 31, 2016. For certain additional disclosures relating to changes in the Company’s independent registered public accounting firm for purposes of its financial statements for filing purposes under U.S. securities law, please see the information set forth elsewhere in this Proxy Statement under the caption “Changes in Independent Registered Public Accounting Firms for SEC Reporting Purposes.” It is not expected that any representatives of Deloitte, PwC-France or PwC-US will be present at the Meeting and, accordingly, no such representatives will have the opportunity to make a statement at the Meeting, if they desire to do so, nor, therefore, will any representative of Deloitte, PwC-France or PwC-US be available at the Meeting to respond to appropriate questions.
Pursuant to its charter, the Audit Committee of our Board or (as applicable) approved in advance each professional service performed by Deloitte during fiscal year 2017 and considered the possible effect of the provision of such service on the auditors’ independence. Information relating to fees paid to Deloitte is set forth in the table below.
Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the selection, appointment, compensation and oversight of the work of our independent registered public accounting firm. Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law, the Board considers the appointment of our independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by our shareholders, as a matter of good corporate practice.
The Board has not determined what action it would take if the shareholders do not approve the selection of Deloitte, but may reconsider its selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

The resolution in respect of this Proposal 2 is an ordinary resolution. The text of the resolution in respect of Proposal 2 is as follows:
“IT IS RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm and auditors of Avadel Pharmaceuticals plc and to authorize, in a binding vote, the Audit Committee to set such independent auditor and accounting firm’s remuneration.”
Required Vote and Board Recommendation
The affirmative vote of a majority of the votes cast on the matter is required for the approval of this item. As this proposal is considered a “routine item,” your bank, broker or other nominee may vote your shares “FOR” the proposal without receiving your voting instructions. Abstentions and broker non-votes will not count either in favor of or against the proposal.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

AUDIT FEES
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees of our independent registered public accounting firms, billed to us for the fiscal years ended December 31, 2017 and December 31, 2016 for audit and other services:
	Fiscal Year Ended December 31,
	2017	2016
Audit Fees	$1,510,000	$1,980,100
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,510,000	$1,980,100

Audit Fees.   Audit fees include professional services rendered by public accounting firms for the audit of our annual financial statements in 2017 and 2016, including the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for assistance with complex accounting and transactions, fees for audits provided in connection with statutory filings or services that generally only the principal auditor can reasonably provide to a client, and consents and assistance with and review of documents filed with the SEC, including services related to our 2017 public offerings of our common stock.
Audit-Related Fees.   Audit-related fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”
Tax Fees.   Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research and advice supporting our efforts to maximize the tax efficiency of our operations for fiscal years 2017 and 2016.
All Other Fees.   All other fees are fees for products or services other than those in the above three categories.
Pre-Approval Policy
The Audit Committee has adopted a policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, our Audit Committee receives a presentation of an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT
Pursuant to SEC rules for Proxy Statements, the Audit Committee of the Board has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.
Composition, Qualifications and Governance
The Board has an Audit Committee comprised of solely independent directors, namely Peter Thornton (Chairman), Francis J.T. Fildes, Benoit Van Assche, and The Honorable Craig R. Stapleton. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee’s responsibilities are set forth in this charter, which was amended and restated effective March 2, 2016. The Audit Committee reviews and assess the adequacy of its charter at least annually, and, when appropriate, recommends changes to the Board for review and approval. The charter is available on our website at www.Avadel.com.
Responsibilities and Duties
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Audit Committee recommends to the Board the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Audit Committee met six times during 2017. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings generally include private sessions with the Company’s independent auditors, without the presence of the Company’s management, as well as executive sessions consisting of only Audit Committee members. In addition to the scheduled meetings, senior management confers with the Audit Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.
Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and with respect to whether the Company’s internal control over financial reporting is effective. The Audit Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

Matters Discussed with Management and Independent Auditors
As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2017, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Audit Committee has also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether any non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Audit Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.
In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.
Based on the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Board, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board, and the Board has approved, the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.
THE AUDIT COMMITTEE
Peter Thornton, Chair
The Honorable Craig R. Stapleton
Benoit Van Assche
Francis J.T. Fildes
The “Audit Committee Report” above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

OWNERSHIP OF THE COMPANY’S ORDINARY SHARES
Beneficial Ownership Table
The following table sets forth certain information regarding the beneficial ownership of our issued and outstanding ordinary shares by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding ordinary shares, (ii) each Named Executive Officer of the Company, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes below, such information is provided as of May 11, 2018. According to SEC rules, a person is the “beneficial owner” of securities if he, she or it has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.
Name and Address of Beneficial Owners(1)	Amount of Beneficial Ownership(2)	Percentage of Class(2)
>5% Shareholders:
Brandes Investment Partners, L.P.(3) 11988 El Camino Real, Suite 600 San Diego, CA 92130	4,808,493	13.09%
Deerfield Mgmt, L.P.(4) 780 Third Avenue New York, New York 10017	4,558,256	12.40%
Broadfin Capital, LLC(5) 300 Park Avenue, 25th Floor New York, New York 10022	2,591,721	7.05%
Perceptive Advisors LLC(6) 51 Astor Place New York, NY 10003	2,391,841	6.51%
Directors, Director Nominees and Named Executive Officers:
Craig R. Stapleton(7)	873,311	2.35%
Michael S. Anderson(8)	760,250	2.03%
Francis J.T. Fildes(9)	185,494	*
Geoffrey M. Glass	—	*
Christophe Navarre(10)	189,052	*
Peter Thornton(11)	40,155	*
Linda S. Palczuk	—	*
Benoit (Ben) C. Van Assche(12)	189,052	*
Gregory J. Divis(13)	48,100	*
Michael F. Kanan(14)	75,000	*
David Monteith(15)	63,750	*
Phillandas T. Thompson(16)	261,250	*
All directors and executive officers as a group (14 persons)(17)	2,845,114	7.31%

*
Represents beneficial ownership of less than 1% of our outstanding ordinary shares.

(1)
Except as stated in the table above or the footnotes below, the address of the named person is c/o Avadel Pharmaceuticals plc, Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland.

(2)
Unless otherwise stated in the footnotes to this table, we believe that each of the shareholders named in this table has sole voting and dispositive power with respect to the ordinary shares indicated as beneficially owned. Ownership percentages are based on 36,745,376 ordinary shares outstanding on May 11, 2018. The number of shares beneficially owned includes ordinary shares issuable pursuant to the exercise of stock options or warrants that are exercisable and “free shares,” if any, that will vest within 60 days of May 11, 2018. Ordinary shares issuable pursuant to the exercise of stock options or warrants that are exercisable and “free shares,” if any, that will vest within 60 days of May 11, 2018 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)
The information in the table and in this footnote is based on a Schedule 13G/A filed with the SEC on April 9, 2018 by Brandes Investment Partners, L.P., CO-GP, LLC, Brandes Worldwide Holdings, L.P., and Glenn Carlson, each of whom shares voting power with respect to an aggregate of 4,297,456 of the Company’s ordinary shares and dispositive power with respect to an aggregate of 4,808,493 of the Company’s ordinary shares. CO-GP, LLC, Brandes Worldwide Holdings, L.P., and Glenn Carlson each disclaims beneficial ownership of such ordinary shares except to the extent of their pecuniary interest therein.

(4)
The information in the table and in this footnote is based, in part, on a Schedule 13G/A filed with the SEC on February 14, 2018 by Deerfield Mgmt, L.P., Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., Deerfield Management Company, L.P., Breaking Stick Holdings, LLC and James E. Flynn. According to the Schedule 13G/A, Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and James E. Flynn share voting and dispositive power with respect to (i) an aggregate of 7,255,494 ordinary shares, consisting of (A) 1,066,299 ordinary shares held by Deerfield Special Situations Fund, L.P., of which Deerfield Mgmt, L.P. is general partner, (B) 1,346,365 ordinary shares held by Deerfield Private Design Fund II, L.P., of which Deerfield Mgmt, L.P. is general partner, and (C) 1,542,830 ordinary shares held by Deerfield Private Design International II, L.P., of which Deerfield Mgmt, L.P. is general partner, and (ii) warrants to purchase ADSs representing 3,300,000 ordinary shares held by Breaking Stick Holdings, LLC, the manager of which is Deerfield Management Company, L.P. and of which Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. are members. On February 23, 2018, Breaking Stick Holdings, LLC exercised in full warrants to purchase ADSs representing 2,200,000 ordinary shares for which the Company settled these warrants for a combination of cash and the issuance of approximately 602,762 ADSs representing 602,762 ordinary shares. On March 12, 2018, the remaining 1,100,000 warrants expired worthless. As a result, none of Deerfield Mgmt, L.P., Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., Deerfield Management Company, L.P., Breaking Stick Holdings, LLC or James E. Flynn has voting and dispositive power with respect to any warrants of the Company.

(5)
The information in the table and in this footnote is based on a Schedule 13G/A filed with the SEC on February 13, 2018 by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler, each of whom share voting and dispositive power with respect to an aggregate of 2,591,721 of the Company’s ordinary shares. Broadfin Capital, LLC and Kevin Kotler each disclaims beneficial ownership of such ordinary shares except to the extent of their pecuniary interest therein.

(6)
The information in the table and in this footnote is based on a Schedule 13G/A filed with the SEC on February 14, 2018 by Perceptive Advisors LLC, Perceptive Life Sciences Master Fund, Ltd. and Joseph Edelman, each of whom shares voting and dispositive power with respect to an aggregate of 2,391,841 of the Company’s ordinary shares.

(7)
Includes warrants to purchase ADSs with respect to 369,898 ordinary shares.

(8)
Includes options to purchase ADSs with respect to 655,500 ordinary shares.

(9)
Includes warrants to purchase ADSs with respect to 170,494 ordinary shares.

(10)
Represents warrants to purchase ADSs with respect to 189,052 ordinary shares.

(11)
Includes options to purchase ADSs with respect to 35,000 ordinary shares.

(12)
Represents warrants to purchase ADSs with respect to 189,052 ordinary shares.

(13)
Includes options to purchase ADSs with respect to 37,500 ordinary shares.

(14)
Represents options to purchase ADSs with respect to 75,000 ordinary shares.

(15)
Represents options to purchase ADSs with respect to 63,750 ordinary shares.

(16)
Includes options to purchase ADSs with respect to 246,250 ordinary shares.

(17)
Includes warrants and options to purchase ADSs with respect to 2,179,996 ordinary shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons beneficially owning more than ten percent of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in such ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These persons are also required to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely on the Company’s review of the copies of such Forms it has received, the Company believes that all of its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them during the calendar year ended December 31, 2017, other than (i) the filing of a Form 4 for Ms. Sandra Hatten reporting two transactions, which was inadvertently filed late on September 15, 2017 on behalf of Ms. Hatten, and (ii) the filing of a Form 4 for Mr. Dave Gusky reporting one transaction, which was inadvertently filed late on March 5, 2018 on behalf of Mr. Gusky.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis, we give an overview and analysis of our compensation philosophy, our compensation program, the decisions we made in 2017 under those programs with respect to our named executive officers. Included in this discussion is specific information about the compensation earned or paid in 2016 and 2017 to the following named executive officers: (i) the individual who served as Chief Executive Officer of the Company during 2017, (ii) the individual who served as Chief Financial Officer during 2017, and (iii) the next three most highly compensated executive officers of the Company who received total compensation of  $100,000 or more during the fiscal year ended December 31, 2017 (the “Named Executive Officers”). Our Named Executive Officers for 2017 are:
Name	Position
Michael S. Anderson	Chief Executive Officer
Gregory J. Divis	Executive Vice President, Chief Operating Officer
Michael F. Kanan	Senior Vice President and Chief Financial Officer
Phillandas T. Thompson	Senior Vice President, General Counsel and Corporate Secretary
David Monteith	Vice President, Research and Development
Compensation Philosophy and Objectives
The Compensation Committee’s executive compensation programs are designed to: (i) attract, retain and motivate executives with significant industry knowledge and the experience and leadership capability necessary for us to achieve success; and (ii) align incentives for our named executive officers with our corporate strategies and business objectives and goals; and (iii) achieve key strategic performance measures aligned with the long-term interests of our shareholders.
Compensation Components
Our executive compensation program has three primary components: base salary, annual cash incentive awards and equity awards.
•
Base Salary.   We fix the base salary of each of our executive officers at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We take into account the base salaries paid by similarly-situated companies in our peer group and, to the extent practicable, we set base salary levels for similarly-situated executives within the Company at comparable levels to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

•
Cash Incentive Awards.   We provide annual cash incentive awards that are based upon the achievement of corporate and individual objectives established by the Compensation Committee and the Board of Directors. These cash incentive awards are designed to focus our executive officers on achieving key clinical, regulatory, commercial, operational, strategic and financial objectives.

•
Equity Awards.   We use stock options and restricted shares to reward long-term performance. These equity awards are intended to provide significant incentive value for each executive officer if the Company performance is outstanding and the Company achieves its long-term goals to align executive compensation with long-term shareholder interests.

In addition to the primary components of compensation described above, we provide our Named Executive Officers with employee benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, matching 401(k) contributions and group life insurance.
We have also entered into agreements with our Named Executive Officers under which they are provided certain benefits in the event their employment with the Company is terminated without cause or by the Named Executive Officer for good reason, following a change in control of the Company.
Compensation Policies and Process
The Compensation Committee has oversight of our compensation philosophy and programs and annually reviews and recommends all compensation decisions relating to our Chief Executive Officer, our Named Executive Officers and all other executive officers of the Company. The Chief Executive Officer provides specific information to the committee relative to the performance of the other members of the executive management team. However, the Chief Executive Officer is always excused from the Compensation Committee meetings when his compensation or employment is discussed. The Compensation Committee considers any recommendations by the Chief Executive Officer; however, the committee recommends final compensation for all executives. All compensation decisions are assessed within the framework of the Company’s financial position and general economic conditions. Our Board typically reviews and approves the compensation decisions made by the Compensation Committee.
Our Compensation Committee has engaged the Radford Consulting (“Radford”), an Aon Hewitt company specializing in executive compensation, as its independent compensation consultant. In connection with the Compensation Committee’s executive compensation decisions for 2017, Radford reviewed and advised on principal aspects of our executive compensation program and performed the following services:
•
conducted a competitive assessment of the Company’s then current executive compensation arrangements, including analyzing peer group Proxy Statements, compensation survey data, and other publicly available data;

•
provided recommendations on the composition of the Company’s peer group; and

•
reviewed and advised on equity compensation and on industry best practices.

The Compensation Committee has determined that the work of Radford and the individual compensation advisors employed by Radford does not create any conflict of interest. In making that determination, the Compensation Committee took into consideration the following factors: (i) the provision of other services to the Company by the consultant; (ii) the amount of fees the Company paid the consultant as a percentage of the consultant’s total revenue; (iii) the consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consultant or the individual compensation advisors employed by the consultant with any Company executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any Company stock owned by the consultant or the individual compensation advisors employed by the consultant.

Peer Group
In an effort to provide competitive total compensation to our executive officers, the Compensation Committee approved a group of comparable companies as our peer group as recommended by Radford. The peer group was selected on the basis of similarity to the Company on the following criteria: business comparability, stage of product development and commercialization, number of employees, market capitalization and revenue. The following companies were identified as our “peer group” for 2017:
2017 Peer Group
Acorda Therapeutics	INSYS Therapeutics
AMAG Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.
Amarin Corporation	Pacira Pharmaceuticals
ANI Pharmaceuticals	PTC Therapeutics, Inc.
Arena Pharmaceuticals, Inc.	Recro Pharma
BioCryst Pharmaceuticals, Inc.	Retrophin, Inc.
BioDelivery Sciences	Spectrum Pharmaceuticals, Inc.
DepoMed Inc.	Sucampo Pharmaceuticals
Eagle Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.
ImmunoGen, Inc.	Vanda Pharmaceuticals, Inc.
Base Salary
The Company provides base salaries to attract and retain executives with the proper experiences and skill sets required to assist us in achieving our specific business objectives, as well as our future growth and success. Base salaries provide a guaranteed base level of compensation that reflects a belief that base salary for senior executive officers should be targeted at market-competitive levels. Base salaries for a particular fiscal year are generally established at the end of the prior year. In establishing the base salaries for 2017, the Compensation Committee considered each Named Executive Officer’s role and level of responsibility at the Company, recent individual performance, perceived impact on Company results and overall Company performance. Based on the peer group and other market data presented by Radford, the Compensation Committee noted that the base salaries of our Named Executive Officers are currently positioned at the market 25th percentile in the aggregate. However, given our transition from a non-commercial to a commercial company, the Compensation Committee desires to implement a revised compensation program in the future designed to gradually migrate our Named Executive Officers base salaries to the 50th percentile of the base salaries paid to similarly situated officers at our peer group companies. The base salaries of our Named Executive Officers during 2016 and 2017 were as follows: Michael S. Anderson — $565,500 in 2016 and $581,946 in 2017, an increase of 3.0%; Gregory J. Divis (who joined the Company in January 2017) — $375,000 in 2017; Michael F. Kanan — $325,000 in 2016 and $357,500 in 2017, an increase of 10.0%; Phillandas T. Thompson — $297,052 in 2016 and $326,757 in 2017, an increase of 10.0%; and David Monteith — $283,250 in 2016 and $311,575 in 2017, an increase of 10.0%.
Annual Cash Incentive
The goal of the annual cash incentive program in 2017 was to align a meaningful portion of the total compensation potential for the Named Executive Officers to the achievement of specified quantitative and qualitative Company performance targets, as well as individual performance targets. The achievement of these targets advances the Company’s specific business objectives and result in long-term shareholder value. The target levels of the annual cash incentive awards were established as part of the Named Executive Officer’s individual employment agreements. Each of these employment agreements provide that the Named Executive Officer will receive an annual cash incentive award determined at the discretion of the Compensation Committee and the Board based on the Company’s performance against its objectives and individualized objective and subjective criteria, with a target award amount equal to a percentage of the Named Executive Officer’s base salary. The award criteria include specific objectives, relating to the achievement of clinical, regulatory, commercial, business and/or financial milestones.

Our approved 2017 corporate goals consisted of:
•
generate $175 million in revenues and $38 million of adjusted operating income, and $18 million of adjusted operating cash flow;

•
advance the sodium oxybate clinical program, focusing on patient enrollment numbers and the scale up and manufacture of registration stability batches;

•
complete acquisition or licensing opportunities to increase sales on an annualized basis equal to $50 million;

•
advance the Company’s internal development pipeline; and

•
achieve profitable sales level of the pediatric products.

The Compensation Committee determined that the Company’s corporate performance score was 84.5% for 2017 based solely on the Compensation Committee’s assessment of the Company’s level of achievement against the approved 2017 corporate performance goals set forth above.
Chief Executive Officer.   The Compensation Committee awarded an annual cash incentive with respect to 2017 for our Chief Executive Officer in the amount of  $279,334. Such amount was determined by the Committee in December 2017 based on an assessment of the factors listed above and other factors including:
•
the Company’s achievement with respect to pre-established Company financial and strategic objectives, which included: (i) achievement of a revenue target, (ii) achievement of meaningful business development in completing a company acquisition, (iii) successful completion of action plan to reincorporate to Ireland, and (iv) achievement of the Company’s readiness to implement its new identity; and

•
achievement of individual performance targets that were pre-established, which included recruitment of key members of our management team, as well as providing overall leadership and vision for our management team to execute upon.

Other Named Executive Officers.   The process for determining the annual cash incentive for our other Named Executive Officers, is generally similar to what is described above with respect to our Chief Executive Officer. For 2017, the Compensation Committee took into account the Company’s performance with respect to the financial and strategic performance goals discussed above. The Compensation Committee assessed the individual performance of the other Named Executive Officers and also considered the recommendations of our Chief Executive Officer. The other Named Executive Officers reported directly to our Chief Executive Officer and so, the Compensation Committee believes, the Chief Executive Officer was in a position to provide a meaningful assessment of their capabilities and contributions to the Company.
The Compensation Committee determined 2017 annual cash incentives for the other Named Executive Officers in the following amounts: Gregory J. Divis — $158,438; Michael F. Kanan — $120,835; Phillandas T. Thompson — $110,444; and David Monteith — $99,081.
Equity Compensation
The Compensation Committee believes that equity compensation awards help to align the interests of our executive officers with those of shareholders because the value of the equity awards to the recipient increases only with the appreciation of the price of our ordinary shares. Furthermore, the Compensation Committee believes granting equity awards that vest over time encourages executives to remain with the Company. The authority to grant equity awards to our executive officers lies with the Compensation Committee and Board. The Compensation Committee takes into consideration the peer group data provided by Radford and the recommendations of our Chief Executive Officer (other than for himself). Generally, the Compensation Committee has granted stock options to our executive officers upon commencement of their employment with the Company. These initial stock options vest over a four year period and are in connection with the executive officer’s employment agreement. At least annually, typically in December, the Compensation Committee considers annual equity awards for our executive officers. These awards consist of both stock options and restricted shares.
In determining the number of stock options and restricted shares to grant to a particular Named Executive Officer, the Compensation Committee takes into account numerous factors, including: the executive’s role and level of responsibility within the Company, the Company’s performance with respect to the financial and strategic goals and objectives for that year, and comparative peer group data as presented by Radford. The Compensation Committee has not adopted any formal policies or guidelines for determining the allocation of stock options versus restricted shares. However, in general, the Compensation Committee will recommend a mix of equity awards more weighted towards stock options than restricted shares principally because the Compensation Committee recognizes that restricted shares provide immediate value to recipients upon vesting and therefore involve less risk than stock options. In 2017, the Compensation Committee awarded the following restricted shares under the Company’s Omnibus Incentive Compensation Plan: 25,000 to the Chief Executive Officer; 22,500 to Gregory J. Divis; 18,000 to Michael F. Kanan; 18,000 to Phillandas T. Thompson; and 15,000 to David Monteith.
In 2017, the Compensation Committee awarded the Chief Executive Officer stock options to purchase 150,000 ordinary shares at an exercise price of  $8.95, and awarded to the other Named Executive Officers stock options to purchase the following numbers of ordinary shares each at an exercise price of  $8.95 per share: 100,000 to Gregory J. Divis, 80,000 to Michael F. Kanan, 80,000 to Phillandas T. Thompson; and 60,000 to David Monteith. All of the foregoing stock options will vest in equal amounts over a four-year period following the award date.
Compensation Risk Assessment
The Company regularly reviews compensation plans and practices to ensure they are appropriately structured and aligned with business objectives, and not designed to encourage executives to take unwarranted risks. Specifically, the overall design of the compensation philosophy and plans mitigate risks because: (1) the financial performance objectives of the short and long-term incentive plans are reviewed and approved annually by the Board; (2) the plans consist of multiple performance objectives, thus lessening the focus on any one in particular; and (3) short and long-term incentive payouts are capped for all participants.
General Employee Benefits
Avadel offers competitive health, dental and life insurance and vacation pay, generally for all employees. The senior executives are eligible to participate in all of the above programs. In addition, the senior executives are eligible to receive matching 401(k) plan contributions on the same basis as other employees.
Severance and Change-in-Control Benefits
Pursuant to employment agreements, each of our Named Executive Officers has a provision in his or her employment agreement with the Company that entitles such Named Executive Officer to certain specified benefits in the event of termination of their employment under specified circumstances, including termination following a change in control of the Company. These benefits are described in the “Employment Agreement” section below, and certain estimates of these severance and change-in-control benefits are provided in “Estimated Payments Upon Termination or Change in Control” below.
Retirement Benefits
The Company believes that offering competitive retirement benefits is important to attract and retain top executives. The Company’s U.S.-based executives participate in a traditional defined contribution 401(k) plan. For our Company’s 401(k) plan, the Company generally contributed approximately $10,800 to each eligible executive’s 401(k) account during 2017, which was the maximum contribution match allowable under the Company’s 401(k) Plan, provided the participant contributed the maximum in order to receive the maximum match and contributed based off of  $270,000 of wages, the maximum allowable under the IRS limits.

For executives not based in the U.S., the Company has taken steps in recent years to align certain features of its pension or retirement plans, recognizing that benefit formulas are driven by local market competition and trends. Additional details regarding retirement benefits are provided in the tables below entitled “Summary Compensation Table.”
Tax Considerations
Section 162(m) of the Internal Revenue Code generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to any employee. Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided that such compensation meets certain requirements, including shareholder approval of material terms of compensation.
The Compensation Committee attempts to provide the Named Executive Officers with incentive compensation programs that will preserve the tax deductibility of compensation paid by the Company, to the extent reasonably practicable and to the extent consistent with the Company’s other compensation objectives. The Compensation Committee believes, however, that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.
Our compensation arrangements for executive officers, including our Named Executive Officers, do not provide tax gross-ups for any type of payments, including payments for severance or in connection with a change of control.
Securities Trading Policy
The Company has a policy that prohibits executive officers and directors from trading in the Company’s securities while aware of material non-public information, or engaging in hedging transactions or short sales and trading in “puts” and “calls” involving the Company’s securities. This policy is described in our Standards of Business Conduct, which may be viewed on our website at www.Avadel.com in the “Investors” section. In addition, executive officers and directors are prohibited from pledging the Company’s securities.

2017 Compensation of Named Executives Officers
Summary Compensation Table
The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 2017, 2016 and 2015 to our Named Executive Officers:
				Equity-based Incentive Plan Compensation
Name and Principal Position	Year	Base Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
Michael S. Anderson Chief Executive Officer	2017	581,946	—	223,750	757,500	279,334	18,891	1,861,421
	2016	565,500	—	991,500	1,180,000	330,525	18,447	3,085,972
	2015	550,000	—	—	1,664,000	250,000	20,627	2,484,627
Gregory J. Divis Executive Vice President, Chief Operating Officer	2017	375,000		201,375	505,000	158,438	22,800	1,262,613
	2016	—	—	—	885,000	—	—	885,000
	2015	—	—	—	—	—	—	—
Michael F. Kanan Senior Vice President and Chief Financial Officer	2017	357,500	—	161,100	404,000	120,835	22,800	1,066,235
	2016	325,000	—	187,200	590,000	126,750	22,600	1,251,550
	2015	33,854	—	—	935,000	—	—	968,854
Phillandas T. Thompson Senior Vice President, General Counsel & Corporate Secretary	2017	326,757	—	161,100	404,000	110,444	19,800	1,022,101
	2016	297,052	—	459,000	590,000	115,850	19,600	1,481,502
	2015	288,400	—	—	832,000	86,520	19,600	1,226,520
David Monteith Vice President of Research & Development	2017	311,575		134,250	303,000	99,081	10,800	858,706
	2016	283,250	—	359,850	442,500	110,467	10,600	1,206,667
	2015	275,000	—	—	291,200	84,915	—	651,115

(1)
Represents salaries before any employee contributions under our 401(k) Plan.

(2)
Stock awards represent equity compensation for meeting Company and personal performance targets or for having signed an employment contract with the Company. Represents the grant date fair value computed by us for financial reporting purposes, computed in accordance with FASB ASC Topic 718. For a full description of the assumptions we use in computing these amounts, see Note 16 to our consolidated financial statements for the year ended December 31, 2017 which are included in our annual report on Form 10-K filed with the SEC on March 16, 2018.

(3)
Option awards represent equity compensation for meeting Company and personal performance targets or for having signed an employment contract with the Company. Represents the grant date fair value computed by us for financial reporting purposes, computed in accordance with FASB ASC Topic 718. For a full description of the assumptions we use in computing these amounts, see Note 16 to our consolidated financial statements for the year ended December 31, 2017 which are included in our annual report on Form 10-K filed with the SEC on March 16, 2018. The actual value a Named Executive Officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value after the date of grant.

(4)
Non-equity incentive plan compensation represents cash bonuses for meeting Company and personal performance targets.

(5)
See the All Other Compensation Table below.

All Other Compensation Table
The table below reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the named executive officers during fiscal year 2017. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer.
Name	Year	401K Match ($)	Car Allowance ($)	Personal Tax Preparation Fees ($)	Total All Other Compensation ($)
Michael S. Anderson	2017	10,800	8,091	—	18,891
	2016	10,600	7,847	—	18,447
	2015	10,600	6,960	3,067	20,627
Gregory J. Divis	2017	10,800	12,000	—	22,800
	2016	—	—	—	—
	2015	—	—	—	—
Michael F. Kanan	2017	10,800	12,000	—	22,800
	2016	10,600	12,000	—	22,600
	2015	—	—	—	—
Phillandas T. Thompson	2017	10,800	9,000	—	19,800
	2016	10,600	9,000	—	19,600
	2015	10,600	9,000	—	19,600
David Monteith	2017	10,800	—	—	10,800
	2016	10,600	—	—	10,600
	2015	—	—	—	—
Grants of Plan-Based Awards 2017
The following table presents information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2017:
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Award ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael S. Anderson	12/12/2017	—	349,168	—	—	25,000	—	150,000	$8.95	757,500
Gregory J. Divis	12/12/2017	—	187,500	—	—	22,500	—	100,000	$8.95	505,000
Michael F. Kanan	12/12/2017	—	143,000	—	—	18,000	—	80,000	$8.95	404,000
Phillandas T. Thompson	12/12/2017	—	130,703	—	—	18,000	—	80,000	$8.95	404,000
David Monteith	12/12/2017	—	124,630	—	—	15,000	—	60,000	$8.95	303,000

(1)
The Compensation Committee has not established thresholds or maximum levels associated with non-equity and equity incentive plan awards.

The following table sets forth specified information concerning stock options stock awards for each of the named executive officers outstanding as of December 31, 2017:
Outstanding Equity Awards at Fiscal Year-End 2017
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael S. Anderson	3/12/2012	275,000	—	6.93	3/12/2022	—	—
	2/1/2013	80,500	—	4.07	2/1/2023	—	—
	12/11/2014	150,000	50,000	16.30	12/11/2024	—	—
	12/11/2014	—	—	—	—	50,000	410,000
	12/10/2015	100,000	100,000	14.35	12/10/2025	—	—
	8/10/2016	—	—	—	—	50,000	410,000
	12/14/2016	50,000	150,000	10.40	12/14/2026	—	—
	12/14/2016	—	—	—	—	30,000	246,000
	12/12/2017	—	150,000	8.95	12/12/2027	—
	12/12/2017	—	—	—	—	25,000	205,000
Gregory J. Divis	12/14/2016	37,500	112,500	10.40	12/14/2026	—	—
	12/12/2017	—	100,000	8.95	12/12/2027	—	—
	12/12/2017	—	—	—	—	22,500	184,500
Michael F. Kanan	10/28/2015	50,000	50,000	16.21	10/28/2025	—	—
	12/14/2016	25,000	75,000	10.40	12/14/2026	—	—
	12/14/2016	—	—	—	—	18,000	147,600
	12/12/2017	—	80,000	8.95	12/12/2027	—	—
	12/12/2017	—	—	—	—	18,000	147,600
Phillandas T. Thompson	12/12/2013	100,000	—	7.36	12/12/2023	—	—
	12/11/2014	71,250	23,750	16.30	12/11/2024	—	—
	12/11/2014	—	—	—	—	10,000	82,000
	12/10/2015	50,000	50,000	14.35	12/10/2025	—	—
	8/10/2016	—	—	—	—	20,000	164,000
	12/14/2016	25,000	75,000	10.40	12/14/2026	—	—
	12/14/2016	—	—	—	—	18,000	147,600
	12/12/2017	—	80,000	8.95	12/12/2027	—	—
	12/12/2017	—	—	—	—	18,000	147,600
David Monteith	12/11/2014	82,500	27,500	16.30	12/11/2024	—	—
	12/11/2014	2,500	20,500
	12/10/2015	17,500	17,500	14.35	12/10/2025	—	—
	8/10/2016	—	—	—	—	15,000	123,000
	12/14/2016	18,750	56,250	10.40	12/14/2026	—	—
	12/14/2016	—	—	—	—	15,000	123,000
	12/12/2017	—	60,000	8.95	12/12/2027	—	—
	12/12/2017	—	—	—	—	15,000	123,000

(1)
Options become exercisable as to 25% of the ADSs on each of the first four anniversaries after the applicable grant date.

(2)
Stock awards granted prior to 8/10/2016 become vested on the fourth anniversary of the grant date for U.S. residents. In addition, if the beneficiary remains an employee of the Company at the second anniversary of the grant date, the beneficiary may take claim to the shares on the fourth anniversary period even if the beneficiary is not employed with the Company after the second anniversary. Stock awards granted on 8/10/2016 and12/14/2016 become vested on the second anniversary of the grant date and are issued on such second anniversary even if the beneficiary is not employed with the Company subsequent to the grant date. Stock awards granted on 12/12/2017 and later become vested as to 2/3 of the grant on the second anniversary of the grant date and the remaining 1/3 of the grant on the third anniversary of the grant fate, with vesting of these restricted shares subject to the employee remaining in continuous service until the applicable anniversary of the date of grant.

Employment Agreements
We have written employment agreements with each of our Named Executive Officers. Each employment agreement provides that the individual’s employment will continue until either we or the Named Executive Officer provides written notice of termination in accordance with the terms of the agreement. In addition, each of these agreements prohibit the Named Executive Officer from disclosing confidential information and competing with us during the term of their employment with the Company and for a specified time period thereafter. The agreements also contain customary non-solicitation and non-disparagement provisions. Under the terms of their respective employment agreements, each of the Named Executive Officers is entitled to receive an annual base salary, subject to annual review, an annual cash incentive and an annual equity award, each component of which is subject to the discretion of our board.
Payments upon Termination of Employment
Pursuant to their employment agreements, each of our Named Executive Officers (other than Mr. Monteith, whose severance benefit is described below) is entitled to certain severance benefits in the event he or she terminates his or her employment for “Good Reason” or if his or her employment is terminated by the Company for any reason other than for “Cause,” including non-renewal by the Company at the end of the employment term. Upon such a termination, the Named Executive Officer (other than Mr. Monteith) is entitled to receive (1) base salary for a period of 12 months (18 months in the case of Mr. Anderson); (2) all accrued but unpaid bonuses for any completed fiscal year and vacation pay, expense reimbursement and other benefits due under any Company-provided benefit plans, policies and arrangements; and (3) payment of monthly COBRA health insurance premiums for up to 12 months (18 months in the case of Mr. Anderson).
In addition, if such a termination occurs during a Change in Control Period (as defined below), the Named Executive Officer (other than Mr. Monteith) is entitled to receive amounts provided in (1) and (3) of the above paragraph plus (i) the highest of  (x) their target bonus in effect for the fiscal year in which the applicable change in control occurs, or (y) their target bonus in effect for the fiscal year in which the termination of employment occurs; or (z) their actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs; (ii) the amount provided in (2) of the above paragraph, as applicable; and (iii) the immediate vesting of 100% of their outstanding and unvested stock options and any other equity awards under the Company’s compensation plans. For purposes of these agreements:
•
“Good Reason” is defined as (i) the failure of the Company to timely pay to the employee any compensation owed under the agreement; (ii) the Company’s diminution in the employee’s authority, duties or responsibilities in any material respect or the Company’s assignment to the employee of duties that are materially inconsistent with the duties stated in the agreement; (iii) the relocation of the place of the employee’s employment more than sixty (60) miles outside the greater St. Louis metropolitan area; (iv) a material breach by the Company of the agreement; or (v) the failure of the Company to have the agreement assumed in full by any successor in the case of any merger, consolidation, or sale of all or substantially all of the assets of the Company.

•
“Cause” means: (i) conviction of or plea of nolo contendere to a felony or crime involving moral turpitude; (ii) fraud, theft, or misappropriation of any asset or property of the Company,

including, without limitation, any theft or embezzlement or any diversion of any corporate opportunity; (iii) breach of any of the material obligations contained in the agreement; (iv) conduct materially contrary to the material policies of the Company; (v) material failure to meet the goals and objectives established by the Company without cure within a reasonable period of time after written notice thereof; or (vi) conduct that results in a material detriment to the Company, its program, or goals or is inimical to the Company’s reputation and interests without cure within a reasonable period of time after written notice thereof.
•
“Change of Control Period” means the period beginning six (6) months prior to, and ending eighteen (18) months following, a Change of Control.

•
“Change of Control” means the occurrence of any of the following events: (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (‘Person’), acquires ownership of the equity interests of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change or Control; or (ii) A change in the effective control of the Company which occurs on the date that a majority of the members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of such definition, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

The benefits provided are designed to protect earned benefits in the case that one or more of such Named Executive Officers is terminated without cause or as a result of a change in control of the Company, in order to encourage such Named Executive Officers to act in the best interests of the shareholders at all times during the course of a change in control transaction or other significant event involving our Company.
In the employment agreement with Mr. Monteith, in the event his employment with the Company is terminated for any reason other than for cause, he is entitled to severance benefits equal to (1) base salary for a period of 12 months and (2) payment of monthly COBRA health insurance premiums for up to 12 months.
The following tables set forth information regarding potential payments that each Named Executive Officer would have received if the Named Executive Officer’s employment had terminated as of December 31, 2017 under the circumstances set forth below.
Termination Payments(1)
Name	Cash Payment ($)	Value of Benefits ($)
Michael S. Anderson	1,152,253	31,588
Gregory J. Divis	533,438	21,204
Michael F. Kanan	478,335	21,059
Phillandas T. Thompson	437,201	6,948
David Monteith	311,575	21,059

Termination Payments in Connection with a Change in Control of the Company(2)
Name	Cash Payment ($)	Value of Benefits ($)	Acceleration of Equity Awards ($)(3)
Michael S. Anderson	1,222,087	31,588	205,000
Gregory J. Divis	562,500	21,204	184,500
Michael F. Kanan	500,500	21,059	147,600
Phillandas T. Thompson	457,460	6,948	147,600
David Monteith	311,575	21,059	—

(1)
Based on the compensation arrangements with the Named Executive Officers in effect for 2018, the amounts payable in respect of an applicable termination during 2018 would be as follows: Michael Anderson — $899,106 cash payment and $20,436 value of benefits; Gregory J. Divis — $425,000 cash payment and $19,174 value of benefits; Michael F. Kanan — $386,100 cash payment and $19,724 value of benefits; Phillandas T. Thompson — $365,968 cash payment and $6,500 value of benefits; and David Monteith — $320,922 cash payment and $19,724 value of benefits.

(2)
Based on the compensation arrangements with the Named Executive Officers in effect for 2018, the amounts payable in respect of an applicable termination during a Change in Control Period during 2018 would be as follows: Michael Anderson — $1,258,748 cash payment, $20,436 value of benefits, and $175,250 in acceleration of equity awards; Gregory J. Divis — $637,500 cash payment, $19,174 value of benefits, and $157,725 in acceleration of equity awards; Michael F. Kanan — $540,540 cash payment, $19,724 value of benefits, and $126,180 in acceleration of equity awards; Phillandas T. Thompson — $512,355 cash payment, $6,500 value of benefits, and $126,180 in acceleration of equity awards; and David Monteith — $320,922 cash payment and $19,724 value of benefits.

(3)
Only option awards for which the exercise price is lower than the market value of the underlying shares are included as part of the acceleration value. Additionally, unvested restricted stock awards with employment conditions beyond the anticipated termination date are included as part of the acceleration value based on the market value of the underlying shares.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that it be included in this Proxy Statement.
THE COMPENSATION COMMITTEE

Francis J.T. Fildes, Chairman
Christophe Navarre
The Honorable Craig R. Stapleton
Benoit C. Van Assche
The “Compensation Committee Report” above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Risk Assessment
As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, we review all our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to us. The Compensation Committee concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk-taking. The Compensation Committee, therefore, determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us. The Compensation Committee will continue to consider compensation risk implications while deliberating the design of our executive compensation programs. In its discussions, the Compensation Committee considered the attributes of our programs, including:
•
Appropriate pay philosophy in light of our business model;

•
Balance with respect to the mix of cash and equity compensation, and measures of performance against both annual and multi-year standards;

•
Short and long-term incentives linked to stock price performance;

•
Performance goals are set at levels that are sufficiently high to encourage strong performance and support the resulting compensation expense, but within reasonably attainable parameters to discourage pursuit of excessively risky business strategies;

•
Long-term incentives generally have multi-year vesting to ensure a long-term focus and appropriate balance against short-term goals;

•
Independent Compensation Committee oversight, with Compensation Committee discretion to reduce incentives based on subjective evaluation of individual performance; and

•
Anti hedging/pledging policies.

EQUITY COMPENSATION PLAN INFORMATION
The table below presents information as of December 31, 2017, with respect to our ordinary shares issuable under our equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,754,000(1)	12.16(2)	2,293,147(3)
Equity compensation plans not approved by security holders	0	0	0
Total	6,754,000(1)	12.16(2)	2,293,147(3)

(1)
Includes 819,000 ordinary shares that have previously been granted as free share awards but are pending issuance upon vesting date; the beneficiary is not required to pay any exercise price upon issuance of such 819,000 shares. The remaining 5,935,000 ordinary shares are issuable pursuant to the exercise of outstanding options and warrants upon payment of the weighted-average exercise price shown in column (b) of this table.

(2)
The weighted-average exercise price shown in column (b) applies to 5,935,000 ordinary shares issuable pursuant to the exercise of outstanding options and warrants included in the total number shown in column (a) of this table. As to the 819,000 shares attributable to free share awards included in the total number shown in column (a) of this table, the beneficiary is not required to pay any exercise price upon issuance of such shares.

(3)
Represents the aggregate number of shares issuable pursuant to stock options, free share awards or non-employee director warrants that have not been granted under the authorizations approved by shareholders at our 2017 annual general meeting of shareholders.

2017 Omnibus Incentive Compensation Plan
The following description of the 2017 Omnibus Incentive Compensation Plan (the “2017 Omnibus Plan”) is a summary, does not purport to be a complete description of the 2017 Omnibus Plan and is qualified in its entirety by the full text of the 2017 Omnibus Plan, the complete text of which was set forth as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2017.
General
The 2017 Omnibus Plan covers the grant of awards to Avadel’s employees (including officers), non-employee consultants and non-employee directors and those of Avadel’s affiliates, except that incentive stock options may only be granted to employees (including officers) of the Company and its subsidiaries. Under the terms of the 2017 Omnibus Plan, an aggregate of 4,000,000 ordinary shares, par value $0.01 per share, will be authorized for delivery in settlement of awards (including incentive stock options).
We expect that the Compensation Committee of the Board of Directors (the “Committee”) will administer the 2017 Omnibus Plan. The Committee may delegate any or all of its administrative authority to our Chief Executive Officer or to a Management Committee except with respect to awards to executive officers who are subject to Section 16 of the Exchange Act or are covered employees subject to the deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the full Board of Directors must serve as the Committee with respect to any awards to our non-employee directors, and non-employee directors may not be granted awards that taken together with any cash fees paid to such non-employee director during any calendar year exceeds $675,000 (calculating the value of the award for financial accounting purposes) (up to twice that limit for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other non-employee directors).
The ordinary shares delivered to settle awards made under the 2017 Omnibus Plan may be authorized and unissued shares or treasury shares. If any shares subject to any award granted under the 2017 Omnibus Plan (other than a substitute award) is forfeited or otherwise terminated without delivery of such shares, the shares subject to such awards will again be available for issuance under the 2017 Omnibus Plan. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the 2017 Omnibus Plan and will not again be available for grant under the 2017 Omnibus Plan. Also, upon settlement of a stock appreciation right, the number of shares underlying the portion of the stock appreciation right that is exercised shall be treated as having been delivered under the 2017 Omnibus Plan and will not again be available for grant under the 2017 Omnibus Plan.
If a dividend or other distribution (whether in cash, ordinary shares or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or repurchase or exchange of our shares or other securities, or other rights to purchase shares of our securities or other similar transaction or event affects our ordinary shares such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2017 Omnibus Plan, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to awards (whether or not then outstanding) and the related exercise price relating to an award.
The maximum number of ordinary shares that are subject to awards granted to any individual in a single calendar year may not exceed 1,500,000 shares (twice that limit for awards that are granted to an eligible person in the calendar year in which the eligible person first commences employment or service) (based on the highest level of performance resulting in the maximum payout). In addition, the maximum value of all awards to be settled in cash or property other than our ordinary shares that may be granted to any individual in a single calendar year may not exceed $5,000,000 million (twice that limit for awards that are granted to an eligible person in the calendar year in which the eligible person first commences employment or service) (based on the highest level of performance resulting in the maximum payout). These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle. Such annual limitations apply to dividend equivalents only if such dividend equivalents are granted separately from and not as a feature of another award.
Types of Awards
The 2017 Omnibus Plan permits the granting of any or all of the following types of awards to all grantees:
•
stock options, including incentive stock options, or ISOs;

•
stock appreciation rights, or SARs;

•
restricted stock;

•
deferred stock and restricted stock units;

•
performance units and performance shares;

•
dividend equivalents;

•
bonus shares;

•
other stock-based awards; and

•
cash incentive awards.

Generally, awards under the 2017 Omnibus Plan are granted for no consideration other than prior and future services, provided that the nominal value of any newly issued shares the subject of such grant is fully paid. Awards granted under the 2017 Omnibus Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2017 Omnibus Plan or other plan of ours; provided, however, that if an SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.
Vesting conditions for any award (other than awards excluded from the minimum vesting requirement as set forth herein) that relate exclusively to the passage of time and continued employment or other service shall not be less than 36 months, with no more than thirty-three and one-third percent (33-1∕3%) of the award vesting every 12 months from the date of the award, with no such award or any portion thereof eligible to vest earlier than 12 months from the date of grant of the Award. If the vesting condition for any award relates to the attainment of specified performance goals, such award shall vest over a performance period of not less than one (1) year. Notwithstanding the foregoing, awards that result in the issuance of an aggregate of up to 5% of the ordinary shares available under the 2017 Omnibus Plan may be granted without regard to such minimum vesting requirements.
Stock Options and SARs
The Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A stock option allows a grantee to purchase a specified number of our ordinary shares at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or an SAR will be determined by the Committee and set forth in the award agreement but the exercise price may not be less than the fair market value of an ordinary share on the grant date (110 percent of the fair market value in case of certain incentive stock options). The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term may not exceed 10 years (5 years in case of certain incentive stock options). Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the Committee, by delivering ordinary shares previously owned by the grantee, by delivery of ordinary shares acquired upon the exercise of such option or by delivering restricted shares. The Committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us.
Restricted Shares
The Committee may award restricted shares consisting of ordinary shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends (generally subject to reinvestment into additional restricted shares), except as otherwise provided in the award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.
Restricted Stock Units and Deferred Stock
The Committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of our ordinary shares at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of

Section 409A of the Internal Revenue Code. A restricted stock unit award is the grant of a right to receive a specified number of our ordinary shares (or the cash value thereof) upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award (or the cash value thereof).
Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. The award agreement will provide whether grantees may receive dividend equivalents with respect to restricted stock units or deferred stock, and if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted stock units or deferred stock.
Performance Units
The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit will be determined by the Committee at the time of grant. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.
Performance Shares
The Committee may grant performance shares, which entitle a grantee to a certain number of ordinary shares, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.
Bonus Shares
The Committee may grant fully vested ordinary shares as bonus shares or ordinary shares subject to such terms and conditions as are specified in the award agreement.
Dividend Equivalents
The Committee is authorized to grant dividend equivalents which provide a grantee the right to receive payment equal to the dividends paid on a specified number of our ordinary shares. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the 2017 Omnibus Plan. If deferred such dividend equivalents may be credited with interest or may be deemed to be invested in our ordinary shares or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.
Cash Incentive Awards
The Committee may grant cash incentive awards to any eligible person in such amounts and upon such terms, including the achievement of specific performance goals during the applicable performance period, as the Committee may determine. An eligible person may have more than one cash incentive award outstanding at any time. For instance, the Committee may grant an eligible employee one cash incentive award with a calendar year performance period as an annual incentive bonus and a separate cash incentive award with a multi-year performance period as a long-term cash incentive bonus.
The Committee shall establish performance goals applicable to each cash incentive award in its discretion and the amount that will be paid to the grantee pursuant to such cash incentive award if the applicable performance goals for the performance period are met. If an eligible person earns the right to receive a payment with respect to a cash incentive award, such payment will be made in cash in accordance with the terms of the award agreement. If the award agreement does not specify a payment date with respect to a cash incentive award, payment of the cash incentive award will be made no later than the 15th day of the third month following the end of the taxable year of the grantee or our fiscal year during which the performance period ends.
Other Stock-Based Awards
In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2017 Omnibus Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.
Performance-Based Awards
The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the 2017 Omnibus Plan, or as a condition to accelerating the timing of such events. The Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals.
The 2017 Omnibus Plan permits the grant of awards that are intended to constitute qualified performance-based compensation that is exempt from the $1 million deduction limit under Section 162(m) of the Code. Those types of awards may be based on the following performance criteria: the attainment by an ordinary share of a specified fair market value for a specified period of time or within a specified period of time; earnings per share; earnings per share from continuing operations; total shareholder return; return on assets; return on equity; return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; return on investment; interest expense; cash flow; cash flow from operations; revenues; sales; costs; assets; debt; expenses; inventory turnover; economic value added; cost of capital; operating margin; gross margin; net income before or after taxes; operating earnings either before or after interest expense and either before or after incentives or asset impairments; attainment of cost reduction goals; revenue per customer; customer turnover rate; asset impairments; financing costs; capital expenditures; working capital; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; customer satisfaction, aggregate product price and other product price measures; safety record; service reliability; debt rating; and achievement of business and operational goals, such as market share, new products, and/or business development. The Committee will certify in writing if the applicable performance conditions are achieved before payment of the award. For awards intended to comply with the performance-based exception under Section 162(m) of the Code, the Committee shall set the performance measures within the time period prescribed by Section 162(m) of the Code and no later than 90 days after the commencement of the period of service to which the awards intended to comply with the performance-based exception relate (but in no event after 25 percent of the period of service has elapsed).
Awards generally may be settled in cash, ordinary shares, other awards or other property, in the discretion of the Committee.
Change of Control
If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of our ordinary shares (a “Corporate Transaction”) that results in a change in control (as defined in the 2017 Omnibus Plan), and the outstanding awards are not assumed by surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the Committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the

Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our ordinary shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee. If any other award is not vested immediately prior to the consummation of the Corporate Transaction, such award will be cancelled without any payment to the grantee.
Amendment to and Termination of the 2017 Omnibus Plan
The 2017 Omnibus Plan may be amended, altered, suspended, discontinued or terminated by our Board of Directors without further shareholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the ordinary shares are then listed or quoted. Thus, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2017 Omnibus Plan. Shareholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.
In addition, subject to the terms of the 2017 Omnibus Plan, no amendment or termination of the 2017 Omnibus Plan may materially and adversely affect the right of a grantee under any outstanding award granted under the 2017 Omnibus Plan.
Unless earlier terminated by our Board of Directors, the 2017 Omnibus Plan will terminate when no ordinary shares remain reserved and available for issuance or, if earlier, on the tenth anniversary after the adoption of the 2017 Omnibus Plan by our Board of Directors.
No Repricing
Notwithstanding any other provision of the 2017 Omnibus Plan, no Option or SAR may be amended to reduce the exercise or grant price nor cancelled in exchange for other Options or SARs with a lower exercise or grant price or ordinary shares or cash, without shareholder approval.
Miscellaneous
Each Participant in the 2017 Omnibus Plan may be bound by and subject to non-competition, confidentially and invention ownership agreements. They also remain subject to the trading window policies adopted by the Company from time to time with respect to the exercise of Options, Stock Appreciation Rights or the sale of shares of Company Stock acquired pursuant to the 2017 Omnibus Plan. A grantee shall forfeit any and all rights under an Award upon notice of termination by the Company for “Cause”, as such term is defined in the 2017 Omnibus Plan or an employment agreement, if applicable. Award agreements shall contain such other terms and conditions as the Committee may determine in its sole discretion (to the extent not inconsistent with the 2017 Omnibus Plan).
U.S. Federal Income Tax Consequences
The grant of an option or SAR will create no tax consequences for the participant or us at the time of the grant. A participant will have no taxable income upon exercise of an incentive stock option except that a participant must recognize income equal to the fair market value of the ordinary shares acquired minus the exercise price for alternative minimum tax purposes. Upon exercise of an option (other than an incentive stock option) or a SAR, a participant generally must recognize ordinary income equal to the fair market value of the ordinary shares acquired minus the exercise or grant price. Upon a disposition of shares acquired by exercise of an incentive stock option on or before the earlier of the second anniversary of the grant of such incentive stock option or the first anniversary of the exercise of such option, the

participant generally must recognize ordinary income equal to the lesser of   (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss. Other awards under the 2017 Omnibus Plan, including restricted stock and restricted stock units will generally result in ordinary income to the participant equal to the cash or the fair market value of the ordinary shares or other property (minus the amount, if any, paid by the participant for shares or other property) at the time such cash, ordinary shares or other property is received by the participant or the time that the substantial risk of forfeiture of such ordinary shares or other property lapses.
We are generally entitled to claim a tax deduction with respect to an award granted under the Plan when the participant recognizes ordinary income with respect to the award in an amount equal to the ordinary income that is recognized by the participant. We are not entitled to claim any tax deduction for any amount recognized by a participant as capital gains.
We are permitted to withhold from any award granted under the 2017 Omnibus Plan any required withholding taxes. Payment of withholding taxes may be made through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the Committee, by delivering ordinary shares previously owned by the grantee or by delivery of ordinary shares acquired or to be acquired under the award.
Section 83(b) of the Code
A participant may elect under Section 83(b) of the Code to be taxed at the time of grant of restricted stock or other restricted property on the fair market value of the ordinary shares or other property at that time rather than to be taxed when the risk of forfeiture lapses on the value of the property at that time, and we would have a deduction available at the same time and in the same amount as the participant recognizes income. If a participant files an election under Section 83(b) of the Code and the participant subsequently forfeits the restricted shares or other restricted property, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the ordinary shares or property on which he or she previously paid tax. Except as discussed below, we generally will be entitled to a tax deduction at the time and equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.
Section 162(m) of the Code
Section 162(m) of the Code limits the amount of compensation we may deduct with respect to our Chief Executive Officer and each of the other three highest paid named executive officers (other than a chief financial officer) to $1 million per year. This deduction limit generally applies to companies that have any class of equity securities that is publicly held. This limitation does not apply, however, to performance-based compensation that satisfies certain requirements, including approval of the material terms of the plan by the company’s shareholders.
Section 409A of the Code
Some restricted stock units and other awards subject to deferral features may be subject to Section 409A of the Code, which regulates deferred compensation arrangements. In such cases, the timing of the settlement of the award would have to meet certain restrictions in order for the participant not to be subject to accelerated tax and a tax penalty at the time of vesting rather than at the time of settlement. One significant restriction would be a requirement that the timing of the settlement not be controlled by the participant’s exercise of discretion. If the participant is subject to accelerated tax at the time of vesting (instead of the time of settlement), our deduction would also be accelerated. If we grant awards under the 2017 Omnibus Plan that constitute deferred compensation within the meaning of Section 409A of the Code, such awards will generally be structured to comply with the applicable requirements imposed under Section 409A.

2017 Employee Stock Purchase Plan
The principal features of the Avadel Pharmaceuticals plc 2017 Avadel Employee Share Purchase Plan (hereafter, the “2017 ESPP”) are summarized below. The summary is qualified in its entirety by reference to the full text of the 2017 ESPP, a copy of which was set forth as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2017. Definitions in this summary of the 2017 ESPP are applicable only within this section.
The Company believes that the 2017 ESPP is appropriate and will offer employees an opportunity to purchase ordinary shares or ADSs directly from us at a discounted price which will help further align their interests with those of our shareholders. The 2017 ESPP will broaden employee access to our ordinary shares or ADSs by offering employees the opportunity to purchase such securities through convenient payroll deductions.
Administration
The ESPP will be administered by the Compensation Committee of the Board (the “Committee”), which may delegate its duties and powers in whole or in part as it determines appropriate. The Committee is authorized to interpret the ESPP, to establish, amend and rescind any rules and regulations relating to it and to make any other determinations that it deems necessary or desirable for the administration of the ESPP.
Eligibility; Election to Participate
Any individual who is an employee of the Company or of a subsidiary of the Company that is selected to participate in the ESPP by the Committee in its sole discretion is eligible to participate in the ESPP, unless such employee is specifically excluded from participation by the Committee (either individually or by reference to a group or category of employees). Without limiting the generality of the foregoing, the Committee may exclude from participation:
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employees whose customary employment is 20 hours or less per week within the meaning of section 423(b)(4)(B) of the Code;

•
employees whose customary employment is for not more than 5 months in any calendar year within the meaning of section 423(b)(4)(C) of the Code;

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employees who have been employed less than two (2) years within the meaning of Section 423(b)(4)(A) of the Code; and

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employees who are highly compensated employees within the meaning of section 414(q) of the Code.

The Committee will set forth procedures pursuant to which eligible employees may elect to participate in a given offering period under the ESPP (which may be on different terms for different eligible employees or subgroups thereof). An “offering period” is a period of time established by the Committee from time to time not to exceed 27 months.
As of April 27, 2018, approximately 150 employees would be eligible to participate in the ESPP.
Shares Subject to the ESPP
The total number of Company ordinary shares, nominal value $0.01 per share, or ADSs representing such ordinary shares (collectively, “Shares”) which may be issued under the ESPP is 1,000,000. The Shares may consist, in whole or in part, of unissued Shares or previously issued Shares. The Committee shall determine whether any participation under the ESPP shall be with respect to ordinary shares or ADSs.

Grant of Option on Enrollment; Purchase Price
With respect to an offering period, each eligible employee who elects to participate in the ESPP (a “participant”) will be granted an option to subscribe for or purchase, as of the last date of the offering period (the “purchase date”), a number of Shares equal to the lesser of:
•
the maximum number of Shares that a participant may purchase on any given purchase date (as determined by the Committee, which, in the absence of any contrary determination, shall be 3,000 Shares); or

•
the number determined by dividing the amount accumulated in an account to which payroll deductions of a participant, or other payments made by a participant to the extent provided by the Committee, are credited (the “payroll deduction account”) during an offering period by the purchase price per Share (the “purchase price”).

The purchase price at which a Share will be issued or sold for a given offering period will be established by the Committee (and may differ among participants, as determined by the Committee in its sole discretion) but will in no event be less than 85% of the lesser of:
•
the fair market value of a Share on the offering date; or

•
the fair market value of a Share on the purchase date.

Notwithstanding the foregoing, no eligible employee may be granted an option to purchase Shares under the ESPP if, immediately after the grant of the option, such employee (and/or any other person whose Shares would be attributed to the employee) would immediately thereafter be deemed to own Shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any parent or subsidiary corporation within the meaning of section 423(b)(3) of the Code. For this purpose, the rules of section 424(d) of the Code will apply in determining Share ownership of an individual, and Shares which the employee may purchase under outstanding options will be treated as Shares owned by the employee. All eligible employees granted options under the ESPP shall have the same rights and privileges as required by Section 423(b)(5) of the Code.
In addition, no eligible employee may be granted an option to purchase Shares under the ESPP which permits the employee to purchase Shares under the ESPP and all similar plans of the Company or any parent or subsidiary at a rate which exceeds $25,000 of the fair market value of Shares (determined at the grant date of the option) for any calendar year in which the option is outstanding.
Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares
Payroll deductions (to the extent permitted by applicable local law) will be made on each day that a participant is paid during an offering period. The deductions will be made at the participant’s election as a percentage of the participant’s compensation in 1% increments, from 1% up to such maximum percentage of the participant’s compensation (or maximum dollar amount) as is permitted by the Committee from time to time with respect to that offering period. The maximum percentage or dollar amount may differ among certain participants. In the absence of any contrary determination by the Committee, the maximum percentage of the participant’s compensation that may be contributed to the payroll deduction account for an offering period shall be fifteen percent (15%). For a given offering period, payroll deductions will commence on the offering date and will end on the related purchase date, unless sooner altered or terminated as provided in the ESPP. A participant’s “compensation” will be defined from time to time by the Committee in its sole discretion with respect to any option or offering period and may be defined differently for different participants for purposes of the ESPP. Except as otherwise defined by the Committee, “compensation” will (1) include a participant’s base salary or wages, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under sections 125 or 402(g) of the Code, and (2) exclude commissions, overtime, shift pay, severance pay, bonuses, retirement income, change in control payments, contingent payments, income derived from share options, share appreciation rights and other equity-based compensation and other forms of special remuneration.

Unless otherwise determined by the Committee, a participant may not change the rate of payroll deductions once an offering period has commenced. The Committee will specify procedures by which a participant may increase or decrease the rate of payroll deductions for subsequent offering periods.
All payroll deductions made with respect to a participant will be credited to the participant’s payroll deduction account and will be deposited with the general funds of the Company. To the extent permitted by applicable local law, no interest will accrue on the amounts credited to that payroll deduction account. All payroll deductions received or held by the Company may be used by it for any corporate purpose, and the Company will not be obligated to segregate these payroll deductions, to the extent permitted by applicable local law. Except to the extent provided by the Committee, a participant may not make any separate cash payments into the participant’s payroll deduction account, and payment for Shares purchased under the ESPP may not be made in any form other than by payroll deduction.
On each purchase date, the Company will apply all funds then in the participant’s payroll deduction account to purchase Shares pursuant to the option granted on the offering date for that offering period. In the event that the number of Shares to be purchased by all participants in any offering period exceeds the number of Shares then available for issuance under the ESPP, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as practicable and as the Committee, in its sole discretion, determines to be equitable, and all funds not used to purchase Shares on the purchase date will be returned, without interest (to the extent permitted by applicable local law), to the participants.
As soon as practicable following the end of each offering period, the number of Shares purchased by each participant will be deposited into an account established in the participant’s name. Unless otherwise permitted by the Committee in its sole discretion, dividends (if any) that may be declared on the Shares held in that account will be reinvested in whole or fractional Shares.
Withdrawal; Termination of Employment
Each participant may withdraw from participation in respect of an offering period under terms and conditions established by the Committee in its sole discretion. Upon a participant’s withdrawal from participation in respect of any offering period, all accumulated payroll deductions in the participant’s payroll deduction account will be returned, without interest (to the extent permitted by applicable local law), to that participant, and that participant will not be entitled to purchase any Shares on the purchase date or thereafter with respect to the offering period in effect at the time of withdrawal. The participant will be permitted to participate in subsequent offering periods pursuant to terms and conditions established by the Committee in its sole discretion. A participant will be deemed to have withdrawn from the ESPP as of the date of any hardship withdrawal from any cash or deferred arrangement within the meaning of Section 401(k) of the Code.
A participant will cease to participate in the ESPP upon the participant’s termination of employment from the Company or any participating subsidiary for any reason. All payroll deductions credited to the former participant’s payroll deduction account as of the date of termination will be:
•
in the event termination is due to a transfer to a non-participating subsidiary of the Company, applied to the purchase of Shares on the next purchase date; or

•
in the event termination is due to any other reason, returned, without interest (to the extent permitted by applicable local law), to the former participant or to the former participant’s designated beneficiary, as the case may be, and the former participant or beneficiary will have no future rights in any unexercised options under the ESPP, unless the participant again becomes an eligible employee.

The Committee will determine the extent to which any leave of absence will impact the participant’s participation in the ESPP.

Adjustments Upon Certain Events
Generally.   In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or repurchase or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be equitable, as to:
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the number or kind of shares or other securities or property issued or reserved for issuance pursuant to the ESPP;

•
the number or kind of shares or other securities subject to outstanding options;

•
the purchase price; and/or

•
any other affected terms of these options.

Change in Control.   In the event of a change in control (as defined in the ESPP), the Committee in its sole discretion and without liability to any person may terminate the then current offering period and take other actions, if any, as it deems necessary or desirable with respect to any option as of the date of the consummation of the change in control. For purposes of the ESPP, a “change of control” would be deemed to occur upon any of the same events that constitute a “change of control” under the Company’s 2017 Omnibus Incentive Compensation Plan described in this proxy statement in the discussion relating to Proposal 3.
Restrictions on Transfer
Options granted under the ESPP will not be transferable or assignable by the participant other than by will or by the laws of descent and distribution.
Amendment or Termination
The ESPP will continue until the earliest to occur of the following:
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termination of the ESPP by the Board;

•
issuance of all of the Shares reserved for issuance under the ESPP; or

•
June 27, 2027.

The Board may amend, alter or discontinue the ESPP, but no amendment, alteration or discontinuation will be made which:
•
without the approval of the shareholders of the Company, would increase the total number of Shares reserved for the purposes of the ESPP; or

•
without the consent of a participant, would materially adversely affect the rights of a participant under any option granted to the participant under the ESPP.

The Committee may amend the ESPP, however, in such manner and terminate any offering period (in whole or in part) as it deems necessary to permit the granting of options to meet the requirements of the Code or other applicable laws.
New Plan Benefits
All awards to eligible employees under the ESPP are made at the discretion of the Committee and its delegates. Therefore, the benefits and amounts that will be received or allocated under the plan are not determinable at this time. Please refer to the description of grants made to named executive officers in the last fiscal year described in the “Grants of Plan-Based Awards for Fiscal 2016” table.

Tax Withholding
The Company has the right to withhold from a participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the participant to pay such withholding taxes. Unless the Committee specifies otherwise, a participant may elect to pay a portion or all of such withholding taxes by:
•
delivery of Shares, provided that such Shares have been held by the participant for no less than 6 months (or such other period as established from time to time by the Committee if required to avoid adverse accounting under any generally accepted accounting principles); or

•
having Shares equal to the minimum statutory withholding rate withheld by the Company from any Shares that otherwise would have been received by the participant (or such other amount as is permitted without adverse accounting).

Choice of Law
The ESPP shall be governed by the laws of the State of Delaware.
Federal Income Tax Information
The following summary briefly describes U.S. federal income tax consequences of rights under the ESPP. The summary, however, is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of rights under the ESPP.
Generally
For eligible employees of U.S. subsidiaries, the ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. All payroll deductions elected by a participant under the Plan are made on an after-tax basis. No taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the option granted under the ESPP. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares.
If the participant sells or otherwise disposes of the purchased Shares within two years after the first day of the relevant purchase period or one year after the purchase date, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price of those Shares. If the participant sells or otherwise disposes of the purchased Shares more than two years after the first day of the relevant purchase period and more than one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of  (i) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares or (ii) 15% of the fair market value of the Shares on the first day of the purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain.
If the participant owns Shares acquired under Plan at the time of death, the lesser of  (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the Shares on the first day of the purchase period will constitute ordinary income in the year of death.
If the purchased Shares are sold or otherwise disposed of within two years after the first day of the relevant purchase period or one year after the purchase date, the Company will be entitled to a tax deduction in the year of such sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, no deduction will be allowed.
Code Section 409A
Section 409A of the Code generally provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Purchase rights that may be granted under the ESPP should not constitute “deferred compensation” within the meaning of and subject to section 409A. While the Committee intends to administer and operate the ESPP in a manner that will avoid the imposition of additional taxation under section 409A upon a participant, the Company cannot provide any assurance that additional taxation under section 409A will be avoided in all cases. In the event the Company is required to delay delivery of Shares or any other payment under the ESPP in order to avoid the imposition of an additional tax under section 409A, the Company will deliver such Shares (or make such payment) on the first day that would not result in the participant incurring any tax liability under section 409A.
PAY RATIO DISCLOSURE
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. Anderson, who has served as the Company’s Chief Executive Officer since March 2012, to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).
For fiscal year 2017, the median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chief Executive Officer) was $91,470. Mr. Anderson’s annual total compensation for fiscal year 2017 for purposes of the Pay Ratio Disclosure was $1,861,421. Based on this information, for fiscal year 2017, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 20 to 1.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:
•
We collected the payroll data of all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis as of December 31, 2017.

•
We annualized the compensation of all permanent full-time and part-time employees who were hired by the Company and its consolidated subsidiaries between January 1, 2017 and December 31, 2017. We applied an exchange rate as of December 31, 2017, to convert all international currencies into U.S. dollars.

•
We then identified our median employee from our employee population based on this compensation measure.

The median employee’s annual total compensation represents the amount of such employee’s compensation for fiscal year 2017 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee was a Named Executive Officer, and the annual total compensation of the Chief Executive Officer represents the amount reported in the “Total” column of our 2017 Summary Compensation Table on page 38 of this Proxy Statement.
Using this methodology, we determined that the median employee was a non-exempt, full-time employee located the United States with an annual total compensation of  $91,470 for fiscal year 2017, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes base pay, overtime pay and the Company’s matching contribution to that employee’s 401(k) plan.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Person Transactions
The Audit Committee reviews all related party transactions and similar matters to the extent required by listing standards. The Nominating and Corporate Governance Committee further assists to ensure that all such related party transactions are thoroughly reviewed on a regular basis so that such transactions are and remain at arms’ length terms, thus promoting long term shareholder value.
For purposes of related person transactions as managed by our Audit and Nominating and Corporate Governance Committees, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Committees rely upon Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.
A “related person” is defined as:
•
Any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•
Any person who is known to be the beneficial owner of more than five percent of any class of our voting securities;

•
Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and

•
Any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a ten percent or greater beneficial ownership interest.

Related Party Transactions
Since January 1, 2017, there have been no transactions that would require disclosure by the Company under Item 404 of SEC Regulation S-K except as follows. In connection with our acquisition of Éclat Pharmaceuticals in March 2012, we are required to pay contingent consideration to the seller, Breaking Stick Holdings LLC, in the amount of 20% of gross profit generated by certain Éclat products. Michael S. Anderson, our Chief Executive Officer, has a 20% beneficial interest in Breaking Stick Holdings LLC, but does not have the ability to control this entity by virtue of his minority interest. During 2017, we made payments to Breaking Stick Holdings LLC pursuant to this requirement in the aggregate amount of approximately $31,600,000.

PROPOSAL 3
APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS OF THE COMPANY
(Ordinary Resolution)
ITEM 3 ON PROXY CARD
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 32 and the Compensation Tables beginning on page 38 in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.
At our 2016 annual meeting of shareholders, our shareholders indicated their preference that we hold a non-binding say-on-pay vote every two years and our board of directors has adopted a policy that is consistent with that preference. At our 2016 annual meeting of shareholders, the shareholders overwhelmingly approved our say-on-pay proposal, with approximately 97.5% of the total votes cast voting in favor of the proposal.
As discussed in the Compensation Discussion and Analysis section, the Board of Directors believes that the Company’s executive compensation program attracts and retains highly qualified executives while linking executive compensation directly to Company-wide performance. Further, our executive compensation program aligns the interests of our executive officers with those of our shareholders by emphasizing the achievement of financial and non-financial outcomes that either influence or contribute to shareholder value creation. The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of our Named Executive Officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. The next such vote will occur at the 2020 annual general meeting of shareholders.
The resolution in respect of this Proposal 3 is an ordinary resolution. The text of the resolution in respect of Proposal 3 is as follows:
“IT IS RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement, including Compensation Discussion and Analysis, the compensation tables and narrative discussion.”
Vote Required and Board Recommendation
The affirmative vote of a majority of the votes cast on the matter is required for the approval of this item. As this proposal is considered a “routine item,” your bank, broker or other nominee may vote your shares “FOR” the proposal without receiving your voting instructions. Abstentions and broker non-votes will not count either in favor of or against the proposal.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

PROPOSAL 4
AUTHORIZATION OF THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT
ORDINARY SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW
(Special Resolution)
ITEM 4 ON PROXY CARD
Through our redemptions activities during 2017 and 2018, we have acquired certain of our ordinary shares, in the form of ADSs, which we now hold as treasury shares. Our management believes it is desirable to be able to re-allot these and any other treasury shares that we may hold in connection with our equity incentive programs.
Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In Proposal 4, that price range is stated as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization will expire after 18 months unless renewed. Accordingly, we expect to propose renewal of this authorization at future Annual General Meetings.
The authority being sought from shareholders pursuant to this Proposal 5 provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-allotted are 95% (or the nominal value per share where the re-allotment of treasury shares is required to satisfy an obligation under any employee or director share or option plan operated by Avadel) and 120%, respectively, of the closing price per ordinary share, as reported on the Nasdaq Global Market, on the day immediately preceding the proposed date of re-allotment. Within such limits, any re-allotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.
The board of directors is asking our shareholders to vote “FOR” the following special resolution:
“IT IS RESOLVED, as a special resolution, that for the purposes of section 1078 of the Companies Act 2014, the re-allotment price range at which any treasury shares (as defined by section 106 of the Companies Act 2014) for the time being held by the Company may be re-allotted off-market shall be as follows:
1.
the maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the ‘market price,’

2.
the minimum price at which a treasury share may be re-allotted off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under any employee or director share or option plan operated by the Company or, in all other cases, not less than 95% of the ‘market price.’

3.
for the purposes of this resolution, the ‘market price’ shall mean the closing price per ordinary share (each represented by one American Depositary Share, or ADS) of the Company, as reported on the Nasdaq Global Market, on the day immediately preceding the day on which the relevant share is re-allotted.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire on the date that is 18 months after the date of the passing of this resolution unless previously varied, revoked or renewed in accordance with the provisions of sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”

Vote Required and Board Recommendation
The affirmative vote of not less than 75% of the votes cast in person or by proxy at the meeting is required for the approval of this special resolutions. As this proposal is not considered a “routine item,” if you are a registered holder of ordinary shares, your bank, broker or other nominee cannot vote your shares without receiving your voting instructions. Abstentions and broker non-votes will neither count for nor against the proposal.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION OF THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT ORDINARY SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
FOR SEC REPORTING PURPOSES
Background
The following disclosures pertain to changes in independent registered public accounting firms for SEC reporting purposes which took place during 2016 with respect to our predecessor Flamel Technologies S.A., a French société anonyme (“Flamel”). Avadel is the successor to Flamel as the result of the merger of Flamel with and into Avadel which was completed at 11:59:59 p.m., Central Europe Time, on December 31, 2016 (the “Merger”). Immediately prior to the Merger, Avadel was a wholly owned subsidiary of Flamel. As a result of the Merger, (i) Flamel ceased to exist as a separate entity and Avadel continued as the surviving entity and assumed all of the assets and liabilities of Flamel as of the time the Merger was consummated; (ii) each of Flamel’s outstanding ordinary shares was cancelled and exchanged for one (1) newly issued Avadel ordinary share and (iii) each outstanding ADS representing a Flamel ordinary share was cancelled and exchanged one (1) ADS representing one (1) Avadel ordinary share. Thus, the Merger changed the jurisdiction of our incorporation from France to Ireland, and an ordinary share of Avadel held (either directly or represented by an ADS) immediately after the Merger continued to represent the same proportional equity interest owned by the holder of a share of Flamel immediately prior to the Merger. For SEC reporting purposes, Avadel is the successor issuer to Flamel. Therefore, unless the context otherwise requires, for purposes of the following disclosures the “Company,” and the pronouns “we,” “us” and similar terms, refer to Flamel when describing events occurring or circumstances existing prior to the completion of the “Merger.”
Declination of PricewaterhouseCoopers Audit and Engagement of PricewaterhouseCoopers LLP
On April 15, 2016, PricewaterhouseCoopers Audit (“PwC-France”), informed us that PwC-France declined to stand for reappointment as the Company’s independent registered public accounting firm for SEC reporting purposes. Also, on April 15, 2016, we engaged PricewaterhouseCoopers LLP (“PwC-U.S.”) as the Company’s independent registered public accounting firm for SEC reporting purposes for the fiscal year ending December 31, 2016.
During the fiscal year ended December 31, 2015 and the subsequent period prior to April 15, 2016 (the date on which PwC-France declined to stand for reappointment), there were no disagreements with PwC-France on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC-France, would have caused such firm to make reference to the subject matter of the disagreements in its reports on our financial statements for any applicable period.
During the fiscal year ended December 31, 2015 and the subsequent period prior to April 15, 2016 (the date on which PwC-France declined to stand for reappointment), there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as follows. In Item 9A of Company’s annual report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on March 15, 2016 (the “2015 Form 10-K”), management of the Company reported on its evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of December 31, 2015. The 2015 Form 10-K stated that, based on such evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2015, based on criteria in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Such conclusion was based on material weaknesses in the Company’s internal control over financial reporting as of December 31, 2015 which are described as follows: (a) lack of sufficient personnel; (b) ineffective controls over segregation of duties and restricted access for processes, including an assessment of incompatible management responsibilities relating to (i) the review, approval and documentation related to journal entries in the U.S.; (ii) the review, approval, and ongoing maintenance of third party vendor contracts and vendor payments; (iii) the cash payment process in the U.S.; and (iv) the U.S. payroll process; (c) lack of effective controls over the review and approval of product prices, the review and accounting for rebate arrangements under customer contracts and the use of service providers in the revenue process; (d) lack of effective controls related to quarterly and year-end income tax accounting; (e) lack of effective controls over certain information technology used in the preparation of the financial statements; (f) lack of effective controls over the financial close process; and (g) lack of an internal audit function sufficient to monitor control activities. More detailed descriptions of these material weaknesses were set forth in Item 9A of the 2015 Form 10-K.
The audit report of PwC-France included in the 2015 Form 10-K with respect to the Company’s internal control over financial reporting opined that the Company did not maintain effective internal control over financial reporting as of December 31, 2015; however, the audit report of PwC-France included in the 2015 Form 10-K with respect to the Company’s financial statements and financial statement schedule expressed an unqualified opinion on such consolidated financial statements and financial statement schedule.
The material weaknesses identified by management and described in the 2015 Form 10-K were discussed by the Company’s management and the Audit Committee with PwC-France. The Audit Committee authorized PwC-France to respond fully to the inquiries of the successor independent registered public accounting firm concerning all matters related to any audit work performed by PwC-France, including the material weaknesses referred to above.
During the fiscal year ended December 31, 2015 and the subsequent period prior to April 15, 2016 (the date of engagement of PwC-U.S.), neither the Company nor anyone on its behalf consulted PwC-U.S. regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that PwC-U.S. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
Dismissal of PricewaterhouseCoopers LLP and Engagement of Deloitte & Touche LLP
On June 14, 2016, we dismissed PwC-U.S. as the Company’s independent registered public accounting firm for SEC reporting purposes. The decision to dismiss PwC-U.S. as the Company’s independent registered public accounting firm was approved by both the Company’s Audit Committee and the Company’s Board of Directors. Also, on June 14, 2016, we engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for SEC reporting purposes for the fiscal year ending December 31, 2016.
Because PwC-U.S. had been engaged as the Company’s independent registered public accounting firm on April 15, 2016, such firm did not issue a report on the financial statements of the Company for any fiscal year prior to such date. During the period since April 15, 2016 (the date on which PwC-U.S. was engaged as the Company’s independent registered public accounting firm) through June 14, 2016 (the date of dismissal of PwC-U.S.), there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as follows. In Part I, Item 4 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016, as filed with the SEC on May 10, 2016 (the “First Quarter 2016 Form 10-Q”), management of the Company reported on its evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of March 31, 2016, the end of the period covered by the First Quarter 2016 Form 10-Q. The First Quarter 2016 Form 10-Q stated that, based on such evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2016, the Company’s disclosure controls and procedures were not effective because the material weaknesses in the Company’s internal control over financial reporting described above under the caption“— Changes in Independent Registered Public Accounting Firms for SEC Reporting Purposes — Declination of PricewaterhouseCoopers Audit and Engagement of PricewaterhouseCoopers LLP” continued to exist as of March 31, 2016. More detailed descriptions of these material weaknesses were set forth in Item 9A of the 2015 Form 10-K.
During the fiscal year ended December 31, 2015 and the subsequent period prior to June 14, 2016 (the date of dismissal of PwC-U.S.), there were no disagreements with PwC-U.S. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC-U.S., would have caused such firm to make reference to the subject matter of the disagreements in its reports on our financial statements for any applicable period.

The material weaknesses identified by management and described in the 2015 Form 10-K and referenced in the First Quarter Form 2016 10-Q were discussed by the Company’s management and the Audit Committee with PwC-U.S. The Audit Committee authorized PwC-U.S. to respond fully to the inquiries of the successor independent registered public accounting firm concerning all matters related to any audit work performed by PwC-U.S., including the material weaknesses referred to above.
During the fiscal year ended December 31, 2015 and the interim period of 2016 prior to June 14, 2016 (the date of engagement of Deloitte), neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). Please see the discussion of the proposal for shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 elsewhere in this Proxy Statement under the caption “Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.”
Remediation of Previously Reported Material Weaknesses
As described above, the Company previously reported material weaknesses in its 2015 Form 10-K. As more fully described in our annual report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 16, 2018, we identified and implemented additional processes, procedures and controls to improve the effectiveness of our internal control over financial reporting and disclosure controls and procedures. We regularly reviewed our progress toward remediating the previously reported material weaknesses with our audit committee during 2016 and 2017. Leading this remediation process was our Senior Vice President and Chief Financial Officer and our Chief Accounting Officer. Assisting management with the remediation process was a nationally recognized consulting firm who, under the direction of management, created and enhanced controls documentation, assisted management in the implementation of improvements or changes to the existing internal control structure and tested such processes, procedures and controls to support management’s conclusions surrounding the design and operating effectiveness of management’s internal controls over financial reporting. As of December 31, 2017, management evaluated the design and operational effectiveness of all our remediation activities and concluded that we have sufficient evidence that the processes and controls relating to all areas where we previously reported material weaknesses have been adequately designed and were operating effectively. As a result, management has concluded that all previously reported material weaknesses have been remediated as of December 31, 2017.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
Solicitation of Proxies
The cost of the solicitation of proxies on behalf of Avadel Pharmaceuticals plc will be borne by the Company. In addition, the Company’s directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending Company proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.
Shareholder Proposals for 2019 Meeting
Shareholders who wish to present a proposal to be included in our Proxy Statement for our 2019 annual general meeting of shareholders (the “2019 Meeting”) must submit the proposal to us no later than January 18, 2019, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. The Board, at the recommendation of the Nominating and Corporate Governance Committee, has established the same date (January 18, 2019) for shareholders to submit nominees for directors for inclusion in our Proxy Statement for our 2019 Meeting, and January 18, 2019 as the date for Shareholders to present other business at our Meeting of Shareholders without inclusion in our Proxy Statement for such meeting. All such proposals must be sent in writing to our Corporate Secretary at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland.
All proposals submitted by holders of ordinary shares are reviewed by the Corporate Governance Committee or the Nominating Committee and by the Board.
An ADS holder does not have a right to present proposals for shareholder approval at the Meeting. To submit proposals at the Meeting, an ADS holder must convert the ADSs into ordinary shares by contacting the Depositary and complying with the rules describe above.
Eligibility to Submit a Proposal:   Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.
Annual Report on Form 10-K
We will provide without charge to each shareholder, on the written request of any such person, a copy of our Annual Report on Form 10- for the year ended December 31, 2017. Requests should be directed to Avadel Pharmaceuticals plc, Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland, Attention: Investor Relations. Our Annual Report on Form 10-K also may be accessed through our website at www.Avadel.com. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained at the SEC’s website, www.sec.gov, or by written request to the above address.
Beneficial Owners
Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

If your shares are registered in your own name, please contact the Company at our registered office at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland, Attention: Investor Relations, to inform the Company of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
OTHER MATTERS
The Board is not aware of any other matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
Dublin, Ireland
May 15, 2018